      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1996


                                                       REGISTRATION NO. 333-1899
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             UNION TANK CAR COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                              36-3104688
         (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                            ------------------------

                           225 WEST WASHINGTON STREET
                            CHICAGO, ILLINOIS 60606
                                 (312) 372-9500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 PROCOR LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     CANADA                                                NONE
         (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
          INCORPORATE OR ORGANIZATION)                              IDENTIFICATION NO.)

                            ------------------------

                                2001 SPEERS ROAD
                       OAKVILLE, ONTARIO, CANADA L6J 5E1
                                 (905) 827-4111
          (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            WILLIAM M. HOLZMAN, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             BARRY P. BIGGAR, ESQ.
                              MAYER, BROWN & PLATT
                                 1675 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 506-2500
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box / /.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box / /.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering / /.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering / /.
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box / /.

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------
                                                                            PROPOSED            PROPOSED
                                                         AMOUNT              MAXIMUM             MAXIMUM            AMOUNT OF
              TITLE OF EACH CLASS OF                      TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
           SECURITIES TO BE REGISTERED                 REGISTERED          PER UNIT(1)      OFFERING PRICE(1)          FEE
- ------------------------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series 1996-A..........    $122,000,000            100%            $122,000,000           $42,069
Guarantees of Union Tank Car Company..............     $2,790,000              --                  --                  (2)
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.

(2) No separate registration fee is payable in respect of the guarantees pursuant to Rule 457.
                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION MAY 21, 1996

PROSPECTUS

$114,000,000

UNION TANK CAR COMPANY
1996-A PASS THROUGH TRUSTS
PASS THROUGH CERTIFICATES, SERIES 1996-A

Each Pass Through Certificate offered hereby will represent a fractional undivided interest in one of two separate Union Tank Car Company 1996-A Pass Through Trusts (the "Pass Through Trusts") to be formed pursuant to two separate pass through trust agreements. One pass through trust agreement is between Union Tank Car Company (the "Company") and The First National Bank of Chicago, as Pass Through Trustee (the "Pass Through Trustee"), establishing Pass Through Trust 1996-A1, and the other pass through trust agreement is among the Company, Procor Limited, an indirect wholly-owned subsidiary of the Company ("Procor"), and the Pass Through Trustee establishing Pass Through Trust 1996-A2. The property of
Pass Through Trust 1996-A1 will consist of $        aggregate principal amount
of equipment notes (the "Equipment Notes") to be issued on a nonrecourse basis by the trustee of an owner trust (the "Owner Trustee") in connection with a leveraged lease transaction to finance not more than 80% of the cost of certain tank cars and covered hopper cars (each rail car a "Unit" and, collectively, the "Equipment") that will be purchased by the Owner Trustee from the Company and leased to the Company. The property of Pass Through Trust 1996-A2 will consist
of (i) $          aggregate principal amount of Equipment Notes to be issued in the same leveraged lease transactions as the Equipment Notes to be held by Pass Through Trust 1996-A1, (ii) $11,441,000 aggregate principal amount of equipment trust certificates (the "Company ETCs") to be issued pursuant to an equipment trust agreement between the Company and The First National Bank of Chicago, as trustee, and (iii) a $2,790,000 principal amount equipment trust certificate (the "Procor ETC") to be issued pursuant to an equipment trust agreement between Procor and The First National Bank of Chicago, as trustee. Amounts unconditionally payable under the leases will be sufficient to pay in full when due all payments of principal of, Make-Whole Amount (as hereinafter defined), if any, and interest on the Equipment Notes held in each Pass Through Trust, except for the prepayment of principal required to be made as part of a mandatory refinancing of certain Equipment Notes on the final distribution date applicable to the Pass Through Certificates issued by Pass Through Trust 1996-A2. Amounts payable pursuant to the equipment trust agreements will be sufficient to pay in full when due all payments of principal of and interest on the Company ETCs and the Procor ETC. The Equipment Notes are not obligations of, or guaranteed by the Company; however, the Company will fully and unconditionally guarantee (i) the payment as and when due of the principal of and interest on the Company ETCs and
(ii) the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC.

The Equipment Notes will be issued in two series under an indenture and will be secured by a security interest in the Equipment leased by the Company under the lease and by an assignment of certain of the Owner Trustee's rights under such lease, including the right to receive rent payable by the Company in respect of such Equipment pursuant to such lease.

Interest paid on the Equipment Notes, the Company ETCs and the Procor ETC held in the Pass Through Trusts will be passed through to the Certificateholders on January 2 and July 2 of each year, commencing on January 2, 1997, at the rate per annum set forth below until the final distribution date as set forth below for such Pass Through Trust. The principal of the Equipment Notes held in Pass Through Trust 1996-A1 will be paid and passed through to the Certificateholders in scheduled amounts on January 2 or July 2, or both, of each year, commencing on January 2, 1999 and continuing until the final distribution date set forth below for such Pass Through Trust. The Equipment Notes held in Pass Through Trust 1996-A2 will amortize as to principal commencing on July 2, 2006, with the final payment of principal due on January 2, 2012; however, such Equipment Notes are required to be prepaid pursuant to a mandatory refinancing on July 2, 2006. The Equipment Notes may be prepaid under certain circumstances. The Company ETCs and the Procor ETC held in Pass Through Trust 1996-A2 will not amortize as to principal, and the entire principal amount thereof will be paid and passed through to Certificateholders on July 2, 2006. Neither the Company ETCs nor the Procor ETC are redeemable prior to maturity.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

         PASS THROUGH              PRINCIPAL       INTEREST    INITIAL PRINCIPAL        FINAL          PRICE TO
         CERTIFICATES               AMOUNT           RATE      DISTRIBUTION DATE  DISTRIBUTION DATE  PUBLIC(1)(2)
1996-A1.......................  $                %             January 2, 1999    January 2, 2006    100%
1996-A2.......................  $                %             July 2, 2006       July 2, 2006       100%

- --------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from May   , 1996.
(2) The underwriting commission is $        , which constitutes .    % of the
    principal amount of the Pass Through Certificates. The underwriting
    commission, and certain other expenses estimated at $        , will be
    payable by the Owner Trustees in the leveraged lease transactions and by the Company and Procor. All of the proceeds from the sale of the Pass Through Certificates will be used to purchase the Equipment Notes, the Company ETCs and the Procor ETC.

The Pass Through Certificates are offered by the Underwriters subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Mayer, Brown & Platt, counsel for the Underwriters. It is expected that delivery of the Pass Through Certificates in book-entry form
will be made on or before May   , 1996 through the facilities of The Depository
Trust Company, against payment therefor in immediately available funds.

SALOMON BROTHERS INC  MORGAN STANLEY & CO.
                                                       INCORPORATED
The date of this Prospectus is May   , 1996

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE PASS THROUGH CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company and Procor have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Pass Through Certificates. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Pass Through Certificates, the Company and Procor, reference is made to the Registration Statement. Any statement contained herein concerning the provisions of any document is not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE

     The First National Bank of Chicago, as trustee under the Pass Through Trust Agreements, will provide to Certificateholders certain periodic statements concerning distributions made with respect to the Pass Through Trusts. See "Description of the Pass Through Certificates--Reports to Certificateholders."

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, each as filed with the Commission pursuant to the Exchange Act (Commission file no. 1-5666), are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Pass Through Certificates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606, telephone (312) 372-9500.

                                    SUMMARY

     The following summary of provisions relating to the Pass Through Certificates does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus.

GLOSSARY......................   Included at the end of this Prospectus as
                                 Appendix I is a Glossary of certain of the significant defined terms used herein.

PASS THROUGH TRUSTS...........   Each of the Union Tank Car Company 1996-A Pass
                                 Through Trusts (the "Pass Through Trusts") will be formed pursuant to one of two separate Pass
                                 Through Trust Agreements (each, an
                                 "Agreement"), one between Union Tank Car
                                 Company (the "Company") and The First National
                                 Bank of Chicago, as Pass Through Trustee (the
                                 "Pass Through Trustee"), and the other among the Company, Procor Limited, an indirect wholly-owned subsidiary of the Company
                                 ("Procor"), and the Pass Through Trustee. Each
                                 Pass Through Trust will be a separate entity.

PASS THROUGH TRUST PROPERTY...   The property of Pass Through Trust 1996-A1 will
                                 consist of $            aggregate principal
                                 amount of equipment notes (the "Equipment
                                 Notes") to be issued on a non-recourse basis by State Street Bank and Trust Company of
                                 Connecticut, National Association, as owner trustee (the "Owner Trustee") of an owner trust for the benefit of an institutional investor
                                 (the "Owner Participant") in connection with a leveraged lease transaction to finance not more than 80% of the cost to the Owner Trustee of certain tank cars and covered hopper cars (each rail car a "Unit" and, collectively, the "Equipment") that will be purchased by the Owner Trustee, on behalf of the Owner
                                 Participant, from the Company and leased to the Company. Until all of such Equipment Notes are issued, the Pass Through Trustee will hold in cash an amount equal to the aggregate principal amount of unissued Equipment Notes. Such cash shall be invested by the Pass Through Trustee in Specified Investments. See "Description of the Pass Through Certificates--General." The
                                 Equipment Notes will be issued in series in connection with such leveraged lease transaction under an indenture (the
                                 "Indenture").

                                 The property of Pass Through Trust 1996-A2 will
                                   consist of:

                                 (a) $            aggregate principal amount of
                                     Equipment Notes to be issued in the same leveraged lease transactions as the Equipment Notes to be held by Pass Through Trust 1996-A1.

                                 (b) $11,441,000 aggregate principal amount of
                                     equipment trust certificates (the "Company
                                     ETCs") to be issued pursuant to an
                                     equipment trust agreement between the
                                     Company and The First National Bank of
                                     Chicago, as trustee (the "Company Trust
                                     Agreement").

                                 (c) a $2,790,000 principal amount equipment
                                     trust certificate (the "Procor ETC") to be issued pursuant to an equipment trust agreement between Procor and The First National Bank of Chicago, as trustee (the "Procor Trust Agreement").

                                 Until all of such Equipment Notes and Company ETCs are issued, the Pass Through Trustee will hold in cash an amount equal to the aggregate principal amount of Equipment Notes and Company ETCs not yet issued. Such cash will be invested by the Pass Through Trustee in Specified Investments. See "Description of the Pass Through Certificates--General."

                                 Pass Through Trust 1996-A1 will acquire
                                 Equipment Notes having an interest rate equal to the interest rate applicable to the Pass Through Certificates, Series 1996-A1. Pass Through Trust 1996-A2 will acquire Equipment Notes, the Company ETCs and the Procor ETC having an interest rate equal to the interest rate applicable to the Pass Through Certificates, Series 1996-A2 (together with Pass Through Certificates, Series 1996-A1, the "Pass Through Certificates"). The Equipment Notes acquired by Pass Through Trust 1996-A1 will mature on the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust. The Equipment Notes acquired by Pass Through Trust 1996-A2 will mature after the final distribution date applicable to such Pass Through Trust; however, such Equipment Notes are required to be prepaid on such final distribution date pursuant to a mandatory refinancing. The Company ETCs and the Procor ETC acquired by Pass Through Trust 1996-A2 will mature on the final distribution date applicable to the Pass Through Certificates, Series 1996-A2. The aggregate principal amount of the Equipment Notes, the Company ETCs and the Procor ETC to be held in the Pass Through Trusts will be the same as the aggregate principal amount of the Pass Through Certificates issued by the Pass Through Trusts.

PASS THROUGH CERTIFICATES;
BOOK-ENTRY REGISTRATION.......   Each Pass Through Certificate will represent a
                                 fractional undivided interest in the related
                                 Pass Through Trust. The Pass Through
                                 Certificates will be issued in fully registered form only. See "Description of the Pass Through
                                 Certificates--General." The Pass Through
                                 Certificates will be registered in the name of Cede & Co. ("Cede"), as the nominee of The
                                 Depository Trust Company ("DTC"). No person acquiring an interest in the Pass Through
                                 Certificates will be entitled to receive a definitive certificate (a "Registered
                                 Certificate") representing such person's interest in a Pass Through Trust, except in the event that Registered Certificates are issued under the limited circumstances described herein. See "Description of the Pass Through
                                 Certificates--Book-Entry Registration" and
                                 "--Registered Certificates."

DENOMINATIONS.................   The Pass Through Certificates will be issued in
                                 minimum denominations of $1,000 and any
                                 integral multiple of $1,000 in excess
                                 thereof. See "Description of the Pass Through
                                 Certificates--General."

REGULAR DISTRIBUTION DATES....   January 2 and July 2.

SPECIAL DISTRIBUTION DATES....   Regular Distribution Dates or, in certain
                                 cases, any Business Day.

RECORD DATES..................   The fifteenth day preceding a Regular
                                 Distribution Date or a Special Distribution
                                 Date.

INITIAL AVERAGE LIFE DATE.....   The initial average life date of the Pass
                                 Through Certificates issued by Pass Through
                                 Trust 1996-A1 is                         . The
                                 initial average life date of the Pass Through
                                 Certificates issued by Pass Through Trust
                                 1996-A2 is                               .

DISTRIBUTIONS.................   Payments of interest on the Equipment Notes,
                                 the Company ETCs and the Procor ETC held in the Pass Through Trusts are scheduled to be received in specified amounts by the Pass
                                 Through Trustee of the applicable Pass Through
                                 Trust on January 2 and July 2 of each year, commencing January 2, 1997, and are to be distributed to the Certificateholders on the corresponding Regular Distribution Dates.
                                 Payments of principal of the Equipment Notes held in Pass Through Trust 1996-A1 are scheduled to be received in specified amounts by the Pass Through Trustee of the applicable
                                 Pass Through Trust on January 2 or July 2, or both, of each year, commencing on January 2, 1999 and are to be distributed to the Certificateholders on the corresponding Regular
                                 Distribution Dates. The payment of the
                                 outstanding principal amount of the Equipment
                                 Notes, the Company ETCs and the Procor ETC held in Pass Through Trust 1996-A2 is scheduled to be received by the Pass Through Trustee on July
                                 2, 2006 and is to be distributed to the
                                 Certificateholders on such date. Payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes resulting from prepayments thereof, if any, will be distributed on a Special Distribution Date after not less than 15 days' notice from the Pass Through Trustee to the Certificateholders of such Pass Through Trust. For a discussion of distributions upon an Event of Default, see
                                 "Description of the Pass Through
                                 Certificates--Events of Default and Certain
                                 Rights Upon an Event of Default."

EXTRAORDINARY DISTRIBUTIONS...   It is anticipated that (i) approximately
                                 $          principal amount of Equipment Notes,
                                 a $9,587,000 principal amount Company ETC and a $2,790,000 principal amount Procor ETC will be acquired by the Pass Through Trusts immediately after the issuance of the Pass Through
                                 Certificates and (ii) approximately $
                                 principal amount of Equipment Notes and a $1,854,000 principal amount Company ETC will be acquired by the Pass Through Trusts on or about
                                 June 27, 1996. All proceeds of the issuance of the Pass

                                 Through Certificates not immediately used to purchase Equipment Notes and Company ETCs will be held by the Pass Through Trustee and invested in Specified Investments at the direction of and for the account of the Company. To the extent that the return on the Specified Investments is less than the return that would have been received on the remaining Equipment Notes and Company ETCs had they been purchased immediately after the issuance of the Pass Through Certificates, the Company will make up any shortfall in an amount equal to the amount that would have been distributable to Certificateholders on the first Regular Distribution Date had all of such proceeds been used to purchase Equipment Notes and Company ETCs on the date of issuance of the Pass Through Certificates. To the extent that the remaining Equipment Notes and Company ETCs are not purchased by the Pass Through Trustee on or prior to June 30, 1996, the unexpended proceeds, together with interest thereon at the rate applicable to the Pass Through Certificates, will be distributed to Certificateholders on July 2, 1996. See "Description of the Pass Through Certificates--Delayed Purchase; Extraordinary
                                 Distribution."

METHOD OF DISTRIBUTIONS.......   So long as the Pass Through Certificates are
                                 registered in the name of Cede, as the nominee of DTC, distributions by the Pass Through
                                 Trustee will be made in same-day funds to DTC, which in turn will make distributions to participants in DTC ("DTC Participants") in same-day funds. The final distribution of principal with respect to the Pass Through
                                 Certificates will be made by DTC to DTC
                                 Participants in same-day funds. Responsibility for distributions by DTC Participants to beneficial owners of the Pass Through
                                 Certificates will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. See
                                 "Description of the Pass Through
                                 Certificates--Payments and Distributions." At such time, if any, as Registered Certificates are issued representing the Pass Through
                                 Certificates and are not registered in the name of Cede, as the nominee of DTC, distributions by the Pass Through Trustee to Certificateholders, other than the final distribution, will be made by check mailed to each Certificateholder of record on the applicable record date at its address appearing on the register. The final distribution with respect to the Pass Through Certificates will be made only upon surrender and presentation thereof at the office or agency of the Pass
                                 Through Trustee. See "Description of the Pass
                                 Through Certificates--Payments and
                                 Distributions."

INTEREST......................   Interest on the Pass Through Certificates of
                                 each Pass Through Trust will be passed through
                                 to the Certificateholders at the rate per annum
                                 indicated on the cover of this Prospectus for
                                 such Pass Through Trust, which is the interest
                                 rate borne by the Equipment Notes held in the
                                 respective Pass Through Trust, and in the case
                                 of Pass Through Trust 1996-A2, the Company ETCs
                                 and the Procor ETC to be held
                                 in such Pass Through Trust. Interest is
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months. See
                                 "Description of the Pass Through Certificates--
                                 General."
PRINCIPAL.....................   The principal of the Equipment Notes held in
                                 Pass Through Trust 1996-A1 is payable in scheduled amounts on January 2 or July 2, or both, of each year, commencing on January 2, 1999. The principal of the Equipment Notes held in Pass Through Trust 1996-A2 is payable in scheduled amounts commencing on July 2, 2006;
                                 however, such Equipment Notes are required to be prepaid pursuant to a mandatory refinancing on July 2, 2006, the final distribution date for such Pass Through Trust. The Company ETCs and the Procor ETC will not amortize as to principal, and the entire principal amount thereof is payable on July 2, 2006. See
                                 "Description of the Pass Through
                                 Certificates--Payments and Distributions,"
                                 "Description of the Equipment Notes-- Principal
                                 Payments" and "Description of the ETCs--Payment of Principal and Interest."

EQUIPMENT NOTES: GENERAL......   Interest will be payable in arrears on the
                                 Equipment Notes on the unpaid principal amount thereof on January 2 and July 2 of each year, commencing on January 2, 1997. The principal of each Equipment Note is payable in accordance with the principal repayment schedule set forth herein under "Description of the Equipment
                                 Notes--Principal Payments."

EQUIPMENT NOTES: PREPAYMENT...   One or more of the Equipment Notes may be
                                 prepaid, in whole or in part, under the
                                 following circumstances:

                                 (a) If an Event of Loss to a Unit shall occur
                                     and the Company does not substitute like kind equipment of equal or greater value for such Unit, it is obligated to pay the Stipulated Loss Value of such Unit. Such payment will be used to prepay a portion of the Equipment Notes on (i) the next Regular Distribution Date following the election by the Company to make such payment rather than substitute like kind equipment or (ii) in the case of the occurrence of an Event of Loss in respect of more than ten Units since the end of the last six month reporting period under the Lease (a "Multiple Loss"), on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss. The amount prepaid will be equal to the sum of (i) as to principal, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Equipment Notes as of the prepayment date (after deducting therefrom the scheduled principal installment, if any, due on the prepayment date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment securing the Indenture immediately prior to the prepayment date, and (ii) as to interest, the aggregate amount of interest accrued and unpaid to but not including the prepayment date in respect of the principal amount to be prepaid pursuant to clause (i) above on such prepayment date. No Make-Whole Amount will be payable in the event of a prepayment under such circumstances.

                                 (b) If (i) on or after January 2, 2004 the
                                     Company elects to exercise its right to
                                     terminate the Lease pursuant to the terms thereof with respect to some or all of the Units leased thereunder as a result of such Units becoming obsolete or surplus, or (ii) on July 2, 2006 the Company exercises its option to purchase some or all of the Units in accordance with the terms of the Lease or (iii) the Company elects to exercise its right under the Participation Agreement to purchase Equipment as a result of the Owner Participant (or an affiliate thereof) (other than the initial Owner Participant or an affiliate thereof) engaging in a business that is in competition with the Company's full service railcar leasing business, a portion of the proceeds from the Company's payment of the Termination Value of such Units or the exercise price of such purchase option, as the case may be, will be used to prepay Equipment Notes relating to such Equipment, unless the Company elects in connection with the exercise of a purchase option to assume on a full recourse basis all of the Owner Trustee's obligations in respect of the related Equipment Notes and acquires such purchased Units subject to the lien of the Indenture. Any such prepayment will be in an amount at least equal to the principal and accrued interest thereon, computed as provided in paragraph (a) above, plus a Make-Whole Amount. See "Description of the Equipment Notes--Prepayment" for a description of the manner of computing the Make-Whole Amount.

                                 (c) Subject to certain restrictions, the
                                     Company may require the Owner Trustee to effect a prepayment of the Equipment Notes at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, plus a Make-Whole Amount, as part of a refunding or refinancing which will result in the prepayment of the Pass Through Certificates. The Equipment Notes held in Pass Through Trust 1996-A2 are required to be prepaid as part of a mandatory refinancing on the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust.

                                 (d) If under the Indenture an Indenture Default
                                     shall have occurred and be continuing and
                                     (i) the Indenture Trustee shall give notice of its intent to accelerate the Equipment Notes or to exercise other remedies available to it or (ii) the Indenture Trustee shall not have taken action with respect to such Indenture Default for a period of not less than 180 days, the Owner Trustee may elect to prepay or purchase all of the then outstanding Equipment Notes at a price equal to the unpaid principal amount thereof, together with accrued interest thereon to the date of prepayment or purchase, but without any Make-Whole Amount.

                                 See "Description of the Equipment
                                 Notes--Prepayment."

EQUIPMENT NOTES: SECURITY.....   The Equipment Notes will be secured by a
                                 security interest in the Equipment leased by the Company under the Lease and an assignment to the Indenture Trustee of certain of the Owner Trustee's rights under the Lease, including the right to receive rent payable by the Company thereunder.

                                 Although the Equipment Notes are not direct obligations of, or guaranteed by, the Company, the amounts unconditionally payable by the Company under the Lease will be sufficient to pay in full when due all payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes, except for the prepayment of principal required to be made as part of a mandatory refinancing on the final distribution date applicable to the Pass Through Certificates issued by Pass Through Trust 1996-A2 of the Equipment Notes held by such Pass Through Trust. See "Description of the Equipment Notes--General."

COMPANY ETCS: GENERAL.........   Interest will be payable in arrears on the
                                 Company ETCs on the unpaid principal amount thereof on January 2 and July 2 of each year, commencing on January 2, 1997. The Company
                                 ETCs, which will not amortize as to principal, mature on July 2, 2006.

COMPANY ETCS: REDEMPTION......   The Company ETCs are not redeemable prior to
                                 maturity.

COMPANY ETCS: SECURITY........   The Company Trust Agreement will provide for
                                 (i) the sale by the Company to the trustee thereunder of certain tank cars and other rail cars having an estimated cost of approximately
                                 125% of the aggregate principal amount of the Company ETCs and (ii) the lease of such equipment by such trustee to the Company. The rent and other amounts payable by the Company will be sufficient to enable the trustee to pay when due the principal of and interest on the Company ETCs. At the termination of the lease, such payments will be treated as purchase money as the full purchase price of the equipment, and title to all such equipment will vest in the Company.

PROCOR ETC: GENERAL...........   Interest will be payable in arrears on the
                                 Procor ETC on the unpaid principal amount thereof on January 2 and July 2 of each year, commencing on January 2, 1997. The Procor ETC, which will not amortize as to principal, matures on July 2, 2006.

PROCOR ETC: REDEMPTION........   The Procor ETC is not redeemable prior to
                                 maturity.

PROCOR ETC: SECURITY..........   The Procor Trust Agreement will provide for (i)
                                 the sale by Procor to the trustee thereunder of certain tank cars and other rail cars having an estimated cost of approximately 125% of the principal amount of the Procor ETC and (ii) the conditional sale of such equipment by such trustee to Procor. The payments in respect of the purchase of such equipment and other amounts payable by Procor will be sufficient to enable the trustee to pay when due the principal of and interest on the Procor ETC.
                                 After all such payments have been made by Procor, such payments will be deemed to represent payment of the full purchase price of the equipment, and title to all such equipment will vest in Procor.

PROCOR ETC: GUARANTEE.........   The Company will fully and unconditionally
                                 guarantee the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC. In addition, the Company will fully and unconditionally guarantee the due and punctual performance by Procor of its obligations under the Procor Trust Agreement.

USE OF PROCEEDS...............   The proceeds from the sale of the Pass Through
                                 Certificates will be used by the Pass Through
                                 Trustee for each Pass Through Trust to purchase the Equipment Notes, and in the case of Pass
                                 Through Trust 1996-A2, the Company ETCs and the
                                 Procor ETC. The Owner Trustee will use the proceeds from the sale of the Equipment Notes to finance not more than 80% of the Equipment
                                 Cost of the Equipment, representing in the aggregate the entire debt portion of the leveraged lease transaction. The net proceeds to the Company from the sale of the Equipment will be used by the Company for general corporate purposes. The net proceeds to the Company from the issuance of the Company ETCs will be used to provide long-term financing for the addition of rail cars to the Company's fleet. The net proceeds to Procor from the issuance of the Procor ETC will be used for general corporate purposes. See "Use of Proceeds."

PASS THROUGH TRUSTEE..........   The First National Bank of Chicago will act as
                                 trustee under the Pass Through Agreement and as paying agent and registrar for the Pass Through
                                 Certificates. The First National Bank of
                                 Chicago also will act as the Indenture Trustee under the Indenture and as the trustee under each of the Company Trust Agreement and the Procor Trust Agreement.

RATING........................   It is a condition to the issuance of the Pass
                                 Through Certificates that they receive ratings of "A2 senior secured" by Moody's Investors
                                 Service, Inc. and "A+" by Standard & Poor's
                                 Corporation. A security rating is not a
                                 recommendation to buy, sell or hold securities, and such ratings may be subject to revision or withdrawal at any time.

FEDERAL INCOME TAX
CONSEQUENCES..................   Each Pass Through Trust will be classified as a
                                 grantor trust for federal income tax purposes, and each Certificate Owner of each Pass Through
                                 Trust will be treated as the owner of a
                                 pro rata undivided interest in each of the Equipment Notes and, in the case of Pass
                                 Through Trust 1996-A2, the Company ETCs and the
                                 Procor ETC held by such Pass Through Trust and any other property held in such Pass Through
                                 Trust and should report on its federal income tax return its pro rata share of income from such Equipment Notes, Company ETCs and Procor
                                 ETC and any other property held, as the case may be, by such Pass Through Trust in accordance with such Certificate Owner's method of accounting. See "Material Federal Income Tax
                                 Consequences."

ERISA CONSIDERATIONS..........   The Pass Through Certificates, with certain
                                 limited exceptions, are eligible for purchase by employee benefit plans. See "ERISA
                                 Considerations."

                      FORMATION OF THE PASS THROUGH TRUSTS

     The Pass Through Trusts will be formed pursuant to two separate Pass Through Trust Agreements (each, an "Agreement"), one Agreement between the Company and the Pass Through Trustee and the other Agreement by and among the Company, Procor and the Pass Through Trustee. Upon or prior to the execution and delivery of the Agreements, the Pass Through Trustee, on behalf of each Pass Through Trust, will enter into a participation agreement with the Company, the Indenture Trustee, the Owner Trustee and the Owner Participant (the "Participation Agreement") pursuant to which such Pass Through Trust will, among other things, purchase certain Equipment Notes. Concurrently, Pass Through Trust 1996-A2 will purchase a portion of the Company ETCs and the Procor ETC. Pass Through Trust 1996-A1 will acquire Equipment Notes, and Pass Through Trust 1996-A2 will acquire Equipment Notes, the Company ETCs and the Procor ETC, in each case having an interest rate corresponding to the interest rate borne by the Pass Through Certificates that will be issued by such Pass Through Trust. The Company ETCs and the Procor ETC acquired by Pass Through Trust 1996-A2 will mature on the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust. The Equipment Notes acquired by Pass Through Trust 1996-A1 will mature on the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust. The Equipment Notes acquired by Pass Through Trust 1996-A2 will mature after the final distribution date applicable to such Pass Through Trust; however, such Equipment Notes are required to be prepaid pursuant to a mandatory refinancing on such final distribution date. The two Pass Through Trusts, taken together, will hold all of the Equipment Notes, representing in the aggregate the entire debt portion of the leveraged lease transaction, as well as the Company ETCs and the Procor ETC. The Pass Through Trustee will distribute to the Certificateholders of the relevant Pass Through Trust the payments of principal, Make-Whole Amount, if any, and interest received by it as the holder of the Equipment Notes, the Company ETCs and the Procor ETC. See "Description of the Pass Through Certificates--General", "Description of the Equipment Notes--General" and "Description of the ETCs."

                          DESCRIPTION OF PAYMENT FLOWS

LEVERAGED LEASE TRANSACTION

     The following diagram illustrates certain aspects of the payment flows in the leveraged lease transaction among the Company, the Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders.

     In the leveraged lease transaction, the Company will lease the Equipment from the Owner Trustee, as lessor of such Equipment under the Lease. Equipment Notes with respect to the Equipment will be issued under the Indenture by the Owner Trustee and will be purchased by the Pass Through Trustee for the benefit of the Certificateholders. Rent is payable under the Lease to the Owner Trustee, as lessor. However, as a result of the assignment of the Lease to the Indenture Trustee, the Company will make rental payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will, on behalf of the Owner Trustee, first make payments to the Pass Through Trustee as required to meet the Owner Trustee's obligations under the Equipment Notes and will pay the remaining balance to the Owner Trustee, for the benefit of the Owner Participant. The Pass Through Trustee will distribute payments received in respect of the Equipment Notes held in such Pass Through Trust to the Certificateholders as required under the terms of the Pass Through Certificates. The First National Bank of Chicago will act both as Pass Through Trustee of the two Pass Through Trusts and as Indenture Trustee under the Indenture.






                                   [GRAPH]

COMPANY ETCS AND PROCOR ETC

     The following diagram illustrates certain aspects of the payment flows in the other financing transactions to which this Prospectus relates.

     The Company will lease and Procor will conditionally purchase the Trust Equipment (as hereinafter defined) from The First National Bank of Chicago, as trustee (in such capacity, the "Equipment Trust Trustee"). The Equipment Trust Trustee will issue under the Company Trust (as hereinafter defined) the Company ETCs and under the Procor Trust (as hereinafter defined) the Procor ETC, which will be purchased by the Pass Through Trustee of Pass Through Trust 1996-A2 for the benefit of the Certificateholders of such Pass Through Trust. The Company will make rental and Procor will make conditional sale payments to the Equipment Trust Trustee. From these payments, the Equipment Trust Trustee will make principal and interest payments to the Pass Through Trustee of Pass Through Trust 1996-A2 as required to meet the obligations under the Company ETCs and the Procor ETC. The Pass Through Trustee will distribute such payments to the Certificateholders of such Pass Through Trust as required under the terms of the Pass Through Certificates. The Company will fully and unconditionally guarantee the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC.



                                   [GRAPH]

                                USE OF PROCEEDS

     A portion of the proceeds from the sale of Pass Through Certificates will be used by each Pass Through Trustee to purchase for the Pass Through Trusts
$          aggregate principal amount of Equipment Notes issued by the Owner
Trustee which, in turn, will use the proceeds, together with funds provided by the Owner Participant, to purchase the Equipment from the Company, on behalf of the Owner Participant.

     The Equipment Notes will be issued under a Trust Indenture and Security Agreement (the "Indenture") between The First National Bank of Chicago, as trustee thereunder (in such capacity, the "Indenture Trustee"), and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity (except as expressly set forth therein) but solely as owner trustee (the "Owner Trustee") of a trust for the benefit of an institutional investor (the "Owner Participant"). The Owner Participant will provide from sources other than the Equipment Notes at least 20% of the cost of the Equipment as an equity investment. The Owner Participant, however, will not be liable for any amount payable under the Indenture or the Equipment Notes issued thereunder.

     The approximately $142,232,000 of net proceeds to the Company from the sale of the Equipment will be used by the Company for general corporate purposes.

     The following table sets forth information with respect to the Equipment (consisting of an aggregate of 2,151 rail cars, all of which were manufactured in 1995 or 1996) expected to be purchased by the Owner Trustee and leased to the Company in the leveraged lease transaction:

                                   TYPE OF CAR                         NO. OF CARS
                                   -----------                         -----------
            Covered Hopper...........................................       907
            Tank (general purpose)...................................       706
            Tank (pressure)..........................................       538
                                                                          -----
                 Total...............................................     2,151
                                                                          =====

     The aggregate cost of the Equipment to the Owner Trustee will be approximately $142,382,000.

     The remaining proceeds from the sale of the Pass Through Certificates, Series 1996-A2 will be used by the Pass Through Trustee for Pass Through Trust 1996-A2 to purchase $11,441,000 aggregate principal amount of equipment trust certificates (the "Company ETCs") to be issued pursuant to an equipment trust agreement (the "Company Trust Agreement") between the Company and The First National Bank of Chicago, as trustee, and a $2,790,000 principal amount equipment trust certificate (the "Procor ETC" and, together with the Company ETCs, the "ETCs") to be issued pursuant to an equipment trust agreement (the "Procor Trust Agreement" and, together with the Company Trust Agreement, the "Trust Agreements") between Procor and The First National Bank of Chicago, as trustee. The approximately $11,327,000 of net proceeds to the Company from the issuance of the Company ETCs will be used to provide long-term financing for the addition of rail cars to the Company's fleet. These rail cars were initially financed with cash provided by operating activities. The approximately $2,762,000 of net proceeds to Procor from the issuance of the Procor ETC will be used for general corporate purposes.

     Immediately following the issuance of the Pass Through Certificates, the Pass Through Trusts will purchase an aggregate of approximately $
principal amount of Equipment Notes, and Pass Through Trust 1996-A2 will purchase a $9,587,000 principal amount Company ETC and a $2,790,000 principal amount Procor ETC. Pending the scheduled purchase on or about June 27, 1996 of
the remaining $          aggregate principal amount of Equipment Notes and a
$1,854,000 principal amount Company ETC, the unexpended proceeds from the sale of Pass Through Certificates will be held by the Pass Through Trustee and invested in Specified Investments. Any shortfall between the earnings on such investments and the amount to be paid Certificateholders shall be paid by the Company. See "Description of the Pass Through Certificates--Delayed Purchases; Extraordinary Distribution."

                                  THE COMPANY

     Union Tank Car Company (with its wholly-owned subsidiaries herein collectively referred to, except as the context otherwise requires, as the "Company") and Procor are principally engaged in the leasing of railway tank cars and other rail cars to United States, Canadian and Mexican manufacturers and other shippers of chemical products, including liquid fertilizers, petroleum products, including liquid petroleum gas, food products and bulk plastics. The Company owns and operates one of the largest fleets of privately-owned railway tank cars in the world.

     The Company, which was incorporated in Delaware in 1980 and is the successor to a business which was incorporated in New Jersey in 1891 and reincorporated in Delaware in 1968, is a wholly-owned subsidiary of Marmon Industrial Corporation, an indirect wholly-owned subsidiary of Marmon Holdings, Inc. Substantially all the stock of Marmon Holdings, Inc. is owned, directly or indirectly, by trusts for the benefit of certain members of the Pritzker family. As used herein, "Pritzker family" refers to the lineal descendants of Nicholas
J. Pritzker, deceased. Procor, which was incorporated in Canada in 1952, is an indirect wholly-owned subsidiary of the Company.

     The Company's principal executive offices are located at 225 West Washington Street, Chicago, Illinois 60606, and its telephone number is (312) 372-9500. Procor's principal executive offices are located at 2001 Speers Road, Oakville, Ontario, Canada L6J 5E1, and its telephone number is (905) 827-4111.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at March 31, 1996 and as adjusted to give effect to the issuance of the Company ETCs and the Procor ETC. The table does not give effect to the sale of the Pass Through Certificates because the Pass Through Certificates are not direct obligations of the Company. In addition, because the Lease is expected to be classified as an operating, rather than a capital, lease, there will be no related obligation recorded on the Company's consolidated balance sheet.

                                                                          MARCH 31, 1996
                                                                    ---------------------------
                                                                    OUTSTANDING     AS ADJUSTED
                                                                    -----------     -----------
                                                                      (DOLLARS IN THOUSANDS)
Borrowed debt:
  Equipment obligations, payable periodically through 2009 at
     6.50%-15.55% (average rate 8.99% at March 31, 1996)..........  $   622,583     $   636,814
  Senior notes, 9.75% due in 1997.................................      143,000         143,000
  Other long-term borrowings, payable periodically through 2005
     (average rate 12.20%)........................................       26,855          26,855
                                                                     ----------      ----------
          Total borrowed debt.....................................      792,438         806,669
Stockholder's equity:
  Common stock, no par value: 1,000 shares authorized and
     issued.......................................................      106,689         106,689
  Additional capital..............................................        4,652           4,652
  Retained earnings...............................................      426,775         426,775
                                                                     ----------      ----------
          Total stockholder's equity..............................      538,116         538,116
                                                                     ----------      ----------
               Total capitalization...............................  $ 1,330,554     $ 1,344,785
                                                                     ==========      ==========

                         SELECTED FINANCIAL INFORMATION

     The selected financial information set forth below as of December 31, 1991 through 1995 and for the years then ended, with the exception of the operating fleet data, has been derived from the Company's audited financial statements contained in the Company's Annual Reports on Form 10-K. The audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, together with the report of the Company's independent auditors are incorporated herein by reference. See "Documents Incorporated by Reference." The selected financial data set forth below as of March 31, 1996 and 1995 and for the three months then ended, with the exception of the ratios of earnings to fixed charges and the operating fleet data, were extracted from the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and March 31, 1995, the former of which is incorporated herein by reference. Interim results are not necessarily indicative of the results of the full year. The selected financial information should be read in conjunction with such financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                                       THREE MONTHS ENDED
                                            MARCH 31,                          YEAR ENDED DECEMBER 31,
                                      ---------------------   ---------------------------------------------------------
                                        1996        1995        1995        1994        1993        1992        1991
                                      ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
Income Statement
Services and net sales(1)............  $148,687    $165,942    $856,229    $720,864    $504,823    $618,007    $483,416
Other income.........................     4,327       5,529      19,607      15,959      17,033      22,374      37,406
Total revenues.......................   153,014     171,471     875,836     736,823     521,856     640,381     520,822
Cost of services and sales(1)........    85,227     105,989     608,534     487,742     280,161     400,177     269,748
General and administrative...........    13,254      13,802      55,630      54,120      54,629      53,609      52,560
Interest expense.....................    18,600      21,117      81,179      91,442      96,584     105,417     117,263
Income before income taxes and
  cumulative effect of change in
  accounting principle...............    35,933      30,563     130,493     103,519      90,482      81,178      81,251
Income before cumulative effect of a
  change in accounting principle.....    22,643      19,064      84,465      63,378      49,730      48,382      45,024
Cumulative effect of a change in
  accounting principle(2)............        --          --          --          --      80,000          --          --
Net income...........................    22,643      19,064      84,465      63,378     129,730      48,382      45,024
BALANCE SHEET(3)
Total assets......................... 2,003,723   2,031,089   2,003,346   2,017,772   2,054,867   2,063,267   2,253,760
Borrowed debt due in one year........    77,669      76,104      69,378      75,378      81,591      73,251      72,486
Total borrowed debt..................   792,438     872,738     801,585     882,407     951,031     942,907   1,131,558
Stockholder's equity.................   538,116     511,072     530,473     505,008     485,630     445,900     430,518
OTHER
Ratio of earnings to fixed
  charges(4).........................      2.63x       2.28x       2.41x       2.05x       1.89x       1.76x       1.69x
OPERATING FLEET(3)
Tank cars............................    54,443      52,331      53,669      52,090      51,021      49,580      48,837
Other railway cars...................    14,215      13,534      13,943      13,300      13,515      13,633      14,334

- ---------------
(1) In 1995, 1994 and 1992, the Company entered into sale-leaseback transactions pursuant to which it sold and leased back an aggregate of $130.5 million, $125.5 million and $124.9 million, respectively, of railcars. The unusually high sales and cost of sales figures in 1995, 1994 and 1992 as compared to other periods are primarily attributable to these transactions.

(2) The $80 million cumulative effect of a change in accounting principle for the year ended December 31, 1993 resulted from the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." As more fully discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, effective January 1, 1993, the Company prospectively adopted the provisions of this new accounting standard and, accordingly, changed to the asset and liability approach of accounting for income taxes. The cumulative effect of this change in accounting principle was an $80 million non-cash credit to earnings, which represents the new, lower net deferred income tax liability calculated under the new accounting method as compared to the net liability recorded under the former income tax accounting method. Adoption of the new accounting method had no impact on pre-tax income and has not and will not impact cash flows related to income taxes.

(3) As of the end of the period indicated.

(4) The ratio of earnings to fixed charges represents the number of times that interest expense, amortization of debt discount and the interest component of rent expense were covered by income before income taxes and such interest, amortization and the interest component of rentals. In addition to fluctuations in the ratio of earnings to fixed charges resulting from changes in the Company's operations, the ratio of earnings to fixed charges for the periods beginning in 1991 was reduced because of the incurrence of additional interest expense relating to the Company's commercial paper program, which program was suspended effective May 1994.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The Pass Through Certificates offered hereby will be issued pursuant to two separate Agreements, one between the Company and the Pass Through Trustee and the other among the Company, Procor and the Pass Through Trustee. Each Agreement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and will contain substantially the same terms and conditions, except that the interest rate, scheduled repayments of principal, and maturity dates applicable to the Equipment Notes held in each Pass Through Trust, the aggregate principal amount of Equipment Notes held in each Pass Through Trust, and the final distribution date applicable to each Pass Through Trust will differ. In addition, Pass Through Trust 1996-A1 will only hold certain Equipment Notes, and Pass Through Trust 1996-A2 will hold certain Equipment Notes and the ETCs. The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in the Agreements and is qualified in its entirety by reference to all of the provisions of the Agreements. Except as otherwise indicated, the following summary relates to the Agreements, the Pass Through Trusts formed thereby and the Pass Through Certificates issued by the Pass Through Trusts. Citations to the relevant sections of the Agreements appear below in parentheses unless otherwise indicated.

GENERAL

     The Pass Through Certificates will be issued in fully registered form only. Each Pass Though Certificate will represent a fractional, undivided interest in the Pass Through Trust created by the Agreement pursuant to which such Pass Through Certificate was issued. The property of each Pass Through Trust will include (i) Equipment Notes, and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust, (ii) all monies at any time paid with respect to such Equipment Notes, and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, (iii) all monies due and to become due thereunder and (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each Pass Through Certificate will correspond to a pro rata share of the outstanding principal amount of the Equipment Notes, and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, to be held in the related Pass Through Trust and will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 in excess thereof. (Sections 2.1 and 3.1) The Pass Through Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such persons interest in the Pass Through Certificates, except as set forth below under "Registered Certificates." Unless and until Registered Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "Book-Entry Registration." (Section 3.9)

     Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum set forth on the cover page of this Prospectus, which is calculated on the basis of a 360-day year of twelve 30-day months.

     The Pass Through Certificates represent interests in the respective Pass Through Trusts and do not represent an interest in or obligation of the Company, Procor, the Pass Through Trustee, any Owner Participant, any Owner Trustee in its individual capacity, or any affiliate of any such person. (Section 3.8)

     Neither the Agreements, the Indentures nor the Trust Agreements contain any financial or operating covenants nor any "event risk" provisions specifically designed to afford Certificate Owners protection in the event of a highly leveraged transaction which may or may not result in a change of control of the Company or Procor. However, the Certificate Owners have the indirect benefit of, among other things, a lien on the Equipment and an assignment of rights to lease payments securing the respective Equipment Notes, and in the case of Certificate Owners of Pass Through Trust 1996-A2, title to the Trust Equipment securing the Company ETCs and the Procor ETC as well as the Company's full and unconditional guarantee of (i) the payment as and when due of the principal of and interest on the Company ETCs and (ii) the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC. See "--Guarantee," "Description of the Equipment Notes--Security," "Description of the ETCs--Guarantees" and "--Security."

BOOK-ENTRY REGISTRATION

     DTC has advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including Salomon Brothers Inc), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, as such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Agreements, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, Make-Whole Amount, if any, and interest on, the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     DTC has advised the Company that it will take any action permitted to be taken by a Certificateholder under the Agreements only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited, which DTC Participants represent the percentage interest of the Pass Through Trust necessary to provide such direction under the Agreements. Additionally, DTC may take conflicting actions with respect to an undivided interest held by a DTC Participant to the extent that it is directed to do so by such DTC Participant as a result of instructions from various Certificate Owners.

     Neither the Company, Procor nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

REGISTERED CERTIFICATES

     The Pass Through Certificates will be issued in fully registered, certificated form ("Registered Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Company advises the Pass Through Trustee in writing that DTC (or a successor thereto) is no longer willing or able to discharge properly its responsibilities as depository with respect to the Pass Through Certificates and the Pass Through Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC (or a successor thereto) or (iii) after the occurrence of an Event of Default, Certificate Owners representing an aggregate percentage interest in the Pass Through Trust of not less than a majority advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners best interest. (Section 3.9)

     Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Registered Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Registered Certificates to Certificate Owners or their nominees. (Section 3.9)

     Distribution of principal of, Make-Whole Amount, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee directly to holders of Registered Certificates in accordance with the procedures set forth in the Agreement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Pass Through Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Sections 4.2 and 11.1)

     Registered Pass Through Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. (Sections 3.4 and 11.1)

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the Pass Through Certificates will be required to be made in immediately available funds. All payments made by the Company to each Indenture Trustee as assignee of an Owner Trustee's rights under the corresponding Lease, as well as all payments made by the

Company and Procor in respect of the Company ETCs and the Procor ETC, will be in immediately available funds and will be passed through to DTC in immediately available funds to the extent such payments are required to pay principal of, Make-Whole Amount, if any, or interest on the Equipment Notes or to pay principal or interest on the Company ETCs and the Procor ETC.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. Secondary trading in pass through certificates such as the Pass Through Certificates is generally settled in immediately available funds. The Pass Through Certificates will trade in DTCs Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds.

PAYMENTS AND DISTRIBUTIONS

     Payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes, and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, held in each Pass Through Trust received by the Pass Through Trustee will be distributed by the Pass Through Trustee to Certificateholders of such Pass Through Trust on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes, Company ETCs or the Procor ETC, as the case may be, are in default. See "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default." Payments of interest on the unpaid principal amount of the Equipment Notes, and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust are scheduled to be received by the Pass Through Trustee on January 2 and July 2 of each year, commencing January 2, 1997, until the final distribution date for the Pass Through Trust. Payments of principal of the Equipment Notes held in Pass Through Trust 1996-A1 are scheduled to be received by the Pass Through Trustee on January 2 or July 2 or both, of each year, commencing January 2, 1999 (such scheduled payments of interest and principal are herein referred to as "Scheduled Payments", and January 2 and July 2 of each year, commencing January 2, 1997, are herein referred to as "Regular Distribution Dates"). The payment of the outstanding principal amount of the Equipment Notes (as a result of the mandatory refinancing of such Equipment Notes), the Company ETCs and the Procor ETC held in Pass Through Trust 1996-A2 is scheduled to be received by the Pass Through Trustee on July 2, 2006. The Pass Through Trustee will distribute on each Regular Distribution Date to the Certificateholders all Scheduled Payments the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates as of the Record Date preceding such Regular Distribution Date. (Sections 4.1 and 4.2) If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date, it will be distributed on the date received to such holders of record. (Section 4.2)

     Each Certificate Owner will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes, the Company ETCs and the Procor ETC held in the related Pass Through Trust. Scheduled Payments of principal of the Equipment Notes held in Pass Through Trust 1996-A1 are set forth below under "Description of the Equipment Notes--Principal Payments." After a prepayment of some or all of the Equipment Notes or a default in respect of some or all of such Equipment Notes, Company ETCs or the Procor ETC, a Certificate Owner should refer to the information with respect to the Pool Balance and the Pool Factor reported periodically by the Pass Through Trustee of such Pass Through Trust. See "Description of the Pass Through Certificates--Pool Factors" and "Description of the Pass Through Certificates--Reports to Certificateholders."

     Payments of principal, Make-Whole Amount, if any, and interest received by the Pass Through Trustee on account of the prepayment, if any, of the Equipment Notes relating to certain Equipment, and payments received by the Pass Through Trustee following a default in respect of the Equipment Notes relating to certain Equipment, Company ETCs or the Procor ETC (including payments received by the Pass Through Trustee on account of the purchase by the Owner Trustee of such Equipment Notes or payments received on account of the sale of such Equipment Notes, Company ETCs or the Procor ETC by the Pass Through Trustee) ("Special Payments") will be distributed (i) in the case of prepayments with respect to a voluntary termination of a Lease, the purchase of any Units by the Company or an ordinary Event of Loss, on a Regular Distribution Date, (ii) in the case of prepayments with respect to a Multiple Loss (as hereinafter defined), a refunding or refinancing of the Equipment Notes or a purchase of the Equipment by the Company from an Owner Trustee of a competitive Owner Participant, on any Business Day following 15 days notice from the Pass Through Trustee to DTC and (iii) in the case of payments received following a default in respect of any Equipment Note, a Company ETC or the Procor ETC, on the second day of any month (each, a "Special Distribution Date"). The Pass Through Trustee will mail notice to the Certificateholders of record not less than 15 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee stating such anticipated Special Distribution Date. (Section 4.2) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates as of the Record Date preceding such Special Distribution Date. See "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default" and "Description of the Equipment Notes--Prepayment."

     Each Agreement requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust created by such Agreement and for the benefit of the Certificateholders, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments. Each Agreement also requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust created by such Agreement and for the benefit of the Certificateholders of such Pass Through Trust, one or more non-interest bearing accounts (the "Special Payments Account") for the deposit of payments representing Special Payments. Pursuant to the terms of each Agreement, the Pass Through Trustee is required to deposit any Scheduled Payments received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Section 4.1) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.2)

     At such time, if any, as the Pass Through Certificates are issued in the form of Registered Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account on a Regular Distribution Date or a Special Distribution Date will be made by check mailed to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained with respect to such Pass Through Trust. (Section 4.2) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Section 11.1) See "Description of the Pass Through Certificates--Termination of the Pass Through Trusts."

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without any additional interest. (Section 12.11)

GUARANTEE

     The Company will fully and unconditionally guarantee the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC. In addition, the Company will fully and unconditionally guarantee the due and punctual performance by Procor of its obligations under the Procor Trust Agreement.

POOL FACTORS

     Unless there has been a prepayment or purchase of any Equipment Notes or a default in respect of any Equipment Notes, a Company ETC or the Procor ETC held in a Pass Through Trust, as described below in "Events of Default--Events of Default and Certain Rights Upon an Event of Default" and "Description of the Equipment Notes--Prepayment", the Pool Factor for each Pass Through Trust will decline in proportion to the scheduled repayments of principal of the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust as described under "Description of the Equipment Notes--Principal Payments" and "Description of the ETCs--Payment of Principal and Interest." In the event of such a prepayment, purchase or default, the Pool Factor and the Pool Balance of each Pass Through Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders of such Pass Through Trust.

     The "Pool Balance" for each Pass Through Trust indicates, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC held in each Pass Through Trust on such date plus any amounts in respect of principal of such Equipment Notes, and in the case of Pass Through Trust 1996-A2, such Company ETCs and the Procor ETC held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, of the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC held in the Pass Through Trust and distribution thereof to be made on that date. (Section 1.1)

     The "Pool Factor" for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Pass Through Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, of the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust and distribution thereof to be made on that date. (Section 1.1) The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Pass Through Trust can be determined by multiplying the original denomination of such holder's Pass Through Certificate of such Pass Through Trust by the Pool Factor for such Pass Through Trust as of the Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of record of such Pass Through Trust on each Regular Distribution Date and Special Distribution Date.

     As of the date of issuance of the Pass Through Certificates and assuming that all proceeds are used to purchase Equipment Notes, Company ETCs and the Procor ETC on or before June 30, 1996, and that no prepayment or purchase in respect of any Equipment Notes or default in respect of any Equipment Notes, Company ETCs or the Procor ETC shall occur, the scheduled payment of principal of the Equipment Notes, Company ETCs and the Procor ETC and the resulting Pool Factors for the Pass Through Trusts after taking into account each such payment are set forth below:

                                           PASS THROUGH                      PASS THROUGH
                                           TRUST 1996-A1                     TRUST 1996-A2
                                             SCHEDULED      PASS THROUGH       SCHEDULED      PASS THROUGH
                                             PRINCIPAL      TRUST 1996-A1      PRINCIPAL      TRUST 1996-A2
       REGULAR DISTRIBUTION DATE             PAYMENTS        POOL FACTOR       PAYMENTS        POOL FACTOR
- ----------------------------------------   -------------    -------------    -------------    -------------


REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date or Special Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per a $1,000 principal amount Pass Through Certificate of such Pass Through Trust, as to (i) and (ii) below):

          (i) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

          (ii)  the amount of such distribution allocable to interest; and

          (iii) the Pool Balance and the Pool Factor for such Pass Through Trust. (Section 4.3)

     So long as any Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all participants reflected on DTC's books as holding interests in the Pass Through Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners. (Section 3.9)

     In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholders' preparation of its federal income tax returns. (Section 4.3) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners.

     At such time, if any, as the Pass Through Certificates are issued in the form of Registered Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of each Pass Through Trust as the name of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

VOTING OF THE EQUIPMENT NOTES AND THE ETCS

     The Pass Through Trustee, as holder of the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the ETCs in the respective Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes and ETCs, as applicable. Each Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default (as defined below) with respect to either Pass Through Trust, all Equipment Notes and, in the case of Pass Through Trust 1996-A2, all ETCs held in such Pass Through Trust shall be voted for or against any action in the same proportion as the Pass Through Certificates held by the Certificateholders of such Pass Through Trust were actually voted. (Sections 6.1 and 10.1) Whenever the Agreements require or permit actions to be taken based upon instructions or directions of Certificateholders of such Pass Through Trust holding a specified percentage interest of a Pass Through Trust, DTC shall be deemed to represent such percentage interest only to the extent that it has received instructions to such effect from Certificate Owners and/or DTC Participants owning or representing, respectively, such required percentage interest and has delivered such instructions to the Pass Through Trustee. (Section 3.9)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     An event of default under an Agreement (an "Event of Default") is defined as the occurrence and continuance of (i) an event of default under the Indenture (an "Indenture Default") or (ii) an event of default under the Company Trust Agreement or the Procor Trust Agreement (an "Equipment Trust Default"). For a description of the Indenture Defaults under the Indenture, see "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver." For a description of the Equipment Trust Defaults under the Trust Agreements, see "Description of the ETCs--Equipment Trust Defaults and Provisions Relating Thereto." There are no cross-default provisions in the Trust Agreements, and an Equipment Trust Default under the Company Trust Agreement will not constitute an Equipment Trust Default under the Procor Equipment Trust Agreement, nor will an Equipment Trust Default under the Procor Trust Agreement (other than a Company bankruptcy related default) constitute an Equipment Trust Default under the Company Trust Agreement. Accordingly, if an Equipment Trust Default occurs with respect to one Trust Agreement, but no Equipment Trust Default has occurred with respect to the other Trust Agreement, the ETCs under the non-defaulted Trust Agreement will continue to be held in Pass Through Trust 1996-A2, and payments of principal and interest on such ETCs will continue to be distributed to the holders of such Certificates as originally scheduled. However, a failure by the Company to perform in respect of its guarantee of the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC and the due and punctual performance by Procor of its obligations under the Procor Trust Agreement will constitute an Equipment Trust Default under the Company Trust Agreement. (Section 6.1) In addition, an Indenture Default will not constitute an Equipment Trust Default nor will an Equipment Trust Default constitute an Indenture Default.

     Under the Indenture, the Owner Trustee and the Owner Participant have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Default and consequently the Event of Default under each Agreement will be deemed to be cured. In addition, in circumstances where (i) the Indenture Trustee has given notice of its intent to accelerate the Equipment Notes issued under the Indenture or to exercise other remedies or (ii) the Indenture Trustee shall not have taken action for a period of not less than 180 days with respect to such Indenture Default, the Owner Trustee has the option to prepay or purchase such Equipment Notes at a price equal to the unpaid principal amount thereof together with accrued interest thereon to the date of prepayment or purchase, but without Make-Whole Amount. See "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver."

     The Indenture provides that, if an Indenture Default shall occur and be continuing thereunder, the Indenture Trustee may, and upon the instructions of the holders of a majority in aggregate principal amount of the Equipment Notes shall, declare the unpaid principal amount of the Equipment Notes to be immediately due and payable, together with any accrued and unpaid interest thereon. The Indenture further provides that, if an Indenture Default shall occur and be continuing thereunder, the holders of a majority in aggregate principal amount of the Equipment Notes may direct the Indenture Trustee with respect to the exercise of remedies thereunder. See "Description of the Equipment Notes--Remedies." Accordingly, the ability of the holders of the Pass Through Certificates issued with respect to either Pass Through Trust to cause the Indenture Trustee to accelerate the Equipment Notes or to direct the exercise of remedies by the Indenture Trustee will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes held in such Pass Through Trust and the aggregate principal amount of all Equipment Notes. If, for example, the Equipment Notes held in a Pass Through Trust constitute only 45% in aggregate principal amount of the Equipment Notes, even if all of the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee to direct the Indenture Trustee to accelerate the Equipment Notes issued under such Indenture, the Equipment Notes so voted by such Pass Through Trust in favor of acceleration would not alone be sufficient under the terms of the Indenture to compel the Indenture Trustee to act. Moreover, there can be no assurance that the Certificateholders of the other Pass Through Trust would at such time vote the Equipment Notes held in such Pass Through Trust in favor of acceleration. Each Pass Through Trust will hold Equipment Notes with different terms than the Equipment Notes held in the other Pass Through Trust and therefore the Certificateholders of one Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trust. In addition, so long as the same institution acts as Pass Through Trustee of both Pass Through Trusts, in the absence of instructions from the Certificateholders of either such Pass Through Trust, the Pass Through Trustee could for the same reason be faced with a potential conflict of interest upon an Indenture Default.

     Each Agreement provides that, so long as an Indenture Default shall have occurred and be continuing, the Pass Through Trustee of the Pass Through Trust created by such Agreement may vote all of the Equipment Notes, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, the Pass Through Trustee shall vote a corresponding majority of such Equipment Notes in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Notes and any accrued and unpaid interest thereon to be due and payable. Each

Agreement also provides that, if an Indenture Default shall have occurred and be continuing, the Pass Through Trustee of the Pass Through Trust created by such Agreement may, and upon the direction of the holders of the Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Notes in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee under the Indenture. (Sections 6.1 and 6.4)

     As an additional remedy, if an Indenture Default shall have occurred and be continuing, each Agreement provides that the Pass Through Trustee of the Pass Through Trust created by such Agreement may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, sell all or part of the Equipment Notes that are held in such Pass Through Trust for cash to any person. In addition, if an Owner Trustee elects to purchase all of the outstanding Equipment Notes in lieu of prepayment, the Pass Through Trustee shall sell such Equipment Notes to such Owner Trustee at a price equal to the unpaid principal amount thereof together with accrued and unpaid interest thereon. (Sections 6.1 and 6.2) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.1 and 4.2) The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Pass Through Trustee of both Pass Through Trusts, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Notes to available buyers. If the Pass Through Trustee sells any Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Company, the Owner Participant, the Owner Trustee in its individual capacity or any affiliate thereof, or the Pass Through Trustee. (Sections 4.1 and 4.2)

     Each Trust Agreement provides that, if an Equipment Trust Default shall occur and be continuing thereunder, the Equipment Trust Trustee may, and upon the instructions of the holders of a majority in aggregate principal amount of the ETCs issued thereunder shall, declare the unpaid principal amount of such ETCs to be immediately due and payable, together with any accrued and unpaid interest thereon. Each Trust Agreement further provides that, if an Equipment Trust Default shall occur and be continuing thereunder, the holders of a majority in aggregate principal amount of the ETCs issued thereunder may direct the Equipment Trust Trustee with respect to the exercise of remedies thereunder. See "Description of the ETCs--Equipment Trust Defaults and Provisions Relating Thereto." Accordingly, since all of the ETCs will be held in Pass Through Trust 1996-A2, the holders of such Pass Through Certificates will have the ability to cause the Equipment Trust Trustee to accelerate the ETCs issued under a Trust Agreement and to direct the exercise of remedies by the Equipment Trust Trustee under a Trust Agreement.

     The Agreement creating Pass Through Trust 1996-A2 provides that, so long as an Equipment Trust Default under either Trust Agreement shall have occurred and be continuing, the Pass Through Trustee may vote the ETCs issued under the defaulted agreement and, upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Pass Through Trust, the Pass Through Trustee shall vote a corresponding majority of the principal amount of the ETCs under the defaulted agreement in favor of directing the Equipment Trust Trustee to declare the unpaid principal amount of such ETCs and any accrued and unpaid interest thereon to be due and payable. Such Agreement also provides that, if an Equipment Trust Default under either Trust Agreement shall have occurred and be continuing, the Pass Through Trustee of the Pass Through Trust 1996-A2 may, and upon the direction of the holders of the Pass Through Certificates, Series 1996-A2 evidencing fractional undivided interests aggregating not less than a majority in interest in such Pass Through Trust shall, vote the ETCs issued thereunder in favor of directing the Equipment Trust Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Equipment Trust Trustee or of exercising any trust or power conferred on the Equipment Trust Trustee. In addition, if an Equipment Trust Default has occurred and is continuing under the Procor ETC, the Pass Through Trustee may, and upon direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, commence the exercise of remedies against the Company under its guarantee of the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC. (Sections 6.1 and 6.4)

     As an additional remedy, if an Equipment Trust Default shall have occurred and be continuing, the Agreement creating Pass Through Trust 1996-A2 provides that the Pass Through Trustee of such Pass Through Trust may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall sell the ETCs in default or a portion thereof for cash to any person. The Pass Through Trustee is required to give notice to Procor of its proposed sale of the Procor ETC at least 20 days prior to such proposed sale. Such notice shall constitute an offer to sell the Procor ETC to Procor for a price equal to the outstanding principal amount thereof, plus all accrued and unpaid interest thereon, and all other amounts due and owing with respect thereto. If, prior to the expiration of such 20 day period, Procor pays such purchase price to the Pass Through Trustee, the Procor ETC will be transferred to Procor. If Procor does not pay such purchase price prior to the expiration of such period, the Pass Through Trustee may sell the Procor ETC to any person. (Section 6.1) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.1, 4.2, 6.2) The market for equipment trust certificates in default may be very limited and there can be no assurance that an ETC in default could be sold for a reasonable price. If the Pass Through Trustee sells a Company ETC for less than its outstanding principal amount, the Certificateholders of Pass Through Trust 1996-A2 will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall amount against the Company or the Pass Through Trustee. If the Pass Through Trustee sells the Procor ETC for less than its outstanding principal amount, plus all accrued and unpaid interest thereon and all other amounts due and owing with respect thereto, the Certificateholders will have a claim for the shortfall amount against the Company pursuant to its guarantee. See "--Guarantee."

     Any amount distributed to the Pass Through Trustee of either Pass Through Trust following an Indenture Default and any amount distributed to the Pass Through Trustee of Pass Through Trust 1996-A2 following an Equipment Trust Default under either Trust Agreement shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Default, the applicable Owner Trustee exercises its option to prepay or purchase the outstanding Equipment Notes as described below under "Description of the Equipment Notes--Prepayment," the amount paid by such Owner Trustee to the Pass Through Trustee for the Equipment Notes shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Sections 4.1 and 4.2)

     Any funds representing payments received with respect to an Equipment Note or ETC in default, or the proceeds from the sale by the Pass Through Trustee of such Equipment Note or ETC, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Sections
1.1 and 4.4)

     Each Agreement provides that the Pass Through Trustee shall, within 30 days after the occurrence of a default (as defined below) in respect of the Pass Through Trust created by such

Agreement, give to the Certificateholders of such Pass Through Trust notice, transmitted by mail, of all uncured or unwaived defaults under such Agreement known to it; provided that, except in the case of default in the payment of principal of, Make-Whole Amount, if any, or interest on an Equipment Note or an ETC, as applicable, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Certificateholders. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any Event of Default under an Agreement, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Section 7.2)

     Each Agreement contains a provision entitling the Pass Through Trustee, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to obtain security from or be indemnified by the holders of the Pass Through Certificates of the Pass Through Trust relating to such Agreement before proceeding to exercise any right or power under such Agreement at the request of such Certificateholders. (Section 7.3)

     The holders of Pass Through Certificates of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of the holders of all Pass Through Certificates of such Pass Through Trust instruct the Pass Through Trustee to waive any past default or Event of Default under the related Agreement and thereby annul any direction given by the Pass Through Trustee to the Indenture Trustee or the Equipment Trust Trustee with respect thereto, except (i) a default in payment of principal of, Make-Whole Amount, if any, or interest on, an Equipment Note or an ETC, as applicable, and (ii) a default in respect of any covenant or provision of the related Agreement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. (Section 6.5) The Indenture provides that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indenture, Section 5.06) For a discussion of waivers of Indenture Defaults under the Indenture, see "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver." Each Trust Agreement provides that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the ETCs outstanding thereunder may on behalf of all such holders waive any past default or Equipment Trust Default thereunder. Therefore, if the Certificateholders of a Pass Through Trust waive a past default or Event of Default under the related Agreement such that the principal amount of the Equipment Notes or ETCs, as applicable, held in such Pass Through Trust constitute the required majority in aggregate unpaid principal amount of Equipment Notes or ETCs, as applicable, such past default or Indenture Default or Equipment Trust Default shall be waived. For a discussion of waivers of Equipment Trust Defaults under the Trust Agreements, see "Description of the ETCs--Equipment Trust Defaults and Provisions Relating Thereto."

MODIFICATION OF THE AGREEMENTS

     Each Agreement contains provisions permitting the Company and, in the case of Pass Through Trust 1996 A-2, Procor, and requiring the Pass Through Trustee to enter into supplements to such Agreements, without the consent of the holders of any of the Pass Through Certificates of the Pass Through Trust created by such Agreement, among other things (i) to evidence the succession of another corporation to the Company or Procor and the assumption by such corporation of the Company's or Procor's obligations under the Agreement, (ii) to add to the covenants of the Company or Procor, as the case may be, for the benefit of holders of the applicable Pass Through Certificates or to surrender any of the Company's or Procor's, as the case may be, rights under such Agreement and (iii) to cure any ambiguity, to correct any manifest error, to correct or supplement any defective or inconsistent provision of such Agreement or any supplement to such Agreement, or to make any other provisions with respect to matters or questions arising under such

Agreement, provided such action shall not adversely affect the interests of the holders of such Pass Through Certificates. (Section 9.1)

     Each Agreement also contains provisions permitting the Company and the Pass Through Trustee and, in the case of Pass Through Trust 1996-A2, Procor, with the consent of the holders of Pass Through Certificates or the Pass Through Trust created by such Agreement evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, to enter into supplements to such Agreement adding any provisions to or changing or eliminating any of the provisions of such Agreement or modifying the rights of the Certificateholders, except that no such supplement to such Agreement may, without the consent of each Certificateholder so affected (i) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes or ETCs, as applicable, held in such Pass Through Trust, or distributions in respect of any related Pass Through Certificate, or change any date of payment on any such Pass Through Certificate, or make distributions payable at a place, or in coin or currency, other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder of such Pass Through Trust to institute suit for the enforcement of any such payment when due, (ii) permit the disposition of the Equipment Notes or the ETCs, as applicable, held in such Pass Through Trust, except as provided in such Agreement or (iii) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust provided for in such Agreement, the consent of the holders of which is required for any such supplement to such Agreement or for any waiver provided for in such Agreement. (Section 9.2)

MODIFICATION OF LEVERAGED LEASE AND TRUST AGREEMENTS

     In the event that the Pass Through Trustee, as the holder of an Equipment Note or, in the case of Pass Through Trust 1996-A2, an ETC held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, Lease or other document relating to such Equipment Note or under a Trust Agreement or other agreement relating to an ETC, the Pass Through Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee shall vote or consent with respect to all such Equipment Notes or, in the case of Pass Through Trust 1996-A2, ETCs in such Pass Through Trust in the same proportion as the Pass Through Certificates of such Pass Through Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if any Event of Default under the related Agreement shall have occurred and be continuing, the Pass Through Trustee may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee or Equipment Trust Trustee to which such consent relates. (Section 10.1)

TERMINATION OF THE PASS THROUGH TRUSTS

     Each Agreement will terminate upon the distribution to all Certificateholders of the Pass Through Trust of all amounts required to be distributed to them pursuant to such Agreement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will mail to each Certificateholder of record of such Pass Through Trust notice of the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment. The final distribution to any Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.1)

DELAYED PURCHASE; EXTRAORDINARY DISTRIBUTION

     Earnings on Specified Investments in the escrow account in excess of amounts required to be paid to Certificateholders for each Pass Through Trust will be paid to the Company periodically and the Company will be responsible for any losses. To the extent that the full amount of the proceeds from the sale of the Pass Through Certificates is not used to purchase Equipment Notes and ETCs on or prior to June 30, 1996, whether due to the physical unavailability of Units, the failure by the Owner Trustee to issue Equipment Notes on or prior to such date, the failure of the Equipment Trust Trustee to issue ETCs on or prior to such date or otherwise, an amount equal to the unexpended proceeds, together with interest thereon, from the date of issuance of the Pass Through Certificate to but not including July 2, 1996, at the rate appertaining to the applicable Pass Through Certificates, but without premium, will be distributed on July 2, 1996 to the Certificateholders of record as of June 30, 1996. (Section 2.1 (b)).

     The Company will pay to the Pass Through Trustee on July 2, 1996 an amount equal to the amount, if any, distributable by the Pass Through Trustee on such date and thereupon will be entitled to any balance in the escrow account. On the Regular Distribution Date occurring on January 2, 1997, the Company will also pay to the Pass Through Trustee an amount equal to the difference between the interest accrued on any Equipment Notes or ETCs, as applicable, purchased after the issuance of the Pass Through Certificates and the interest that would have accrued on such Equipment Notes or ETCs if they had been purchased at the time of issuance of the Pass Through Certificates.

THE PASS THROUGH TRUSTEE

     The First National Bank of Chicago will be the Pass Through Trustee for each of the two Pass Through Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.5) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Agreements, the Pass Through Certificates, the Equipment Notes, the ETCs, the Indenture, the Lease, the Trust Agreements or other related documents. (Section 7.4) The First National Bank of Chicago also will initially be the Indenture Trustee of the Indenture under which the Equipment Notes are issued and the Equipment Trust Trustee under the Trust Agreements.

     The Pass Through Trustee may resign with respect to either or both of the Pass Through Trusts at any time, in which event the Company and, in the case of Pass Through Trust 1996-A2, Procor, will be obligated to appoint a successor trustee. If the Pass Through Trustee fails to comply with certain provisions of the Trust Indenture Act; ceases to be eligible to continue as Pass Through Trustee under the related Agreement; becomes incapable of acting as Pass Through Trustee; or becomes adjudged a bankrupt or insolvent, the Company or, in the case of Pass Through Trust 1996-A2, Procor, may remove the Pass Through Trustee, or any holder of Pass Through Certificates of such Pass Through Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee with respect to a Pass Through Trust and appointment of a successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.9) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee under each Agreement with respect to the related Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the Pass Through Trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that the two Pass Through Trusts could each have a different successor trustee in the event of such a resignation or removal.

     Each Agreement provides that the Company and, in the case of Pass Through Trust 1996-A2, Procor, will pay the Pass Through Trustee's fees and expenses, other than a portion of the initial fees and reasonable actual disbursements of the Pass Through Trustee, which shall be paid by the Owner Trustees. Each Agreement further provides that the Pass Through Trustee will be entitled to indemnification by the Company and, in the case of Pass Through Trust 1996-A2, Procor, for, and will be held harmless against, any loss, liability or expense incurred by the Pass Through Trustee

(other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the related Agreement), except to the extent that such loss, liability or expense is for or with respect to taxes, in which case the Pass Through Trustee may be entitled to be reimbursed by the Pass Through Trust. (Section 7.7)

     The First National Bank of Chicago serves as trustee under various equipment trust certificates and other secured obligations of the Company, as well as under various trusts relating to other leveraged lease transactions to which the Company is a party. The First National Bank of Chicago also provides customary banking services, including commercial credit facilities and standby letters of credit, to the Company and certain of its affiliates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indenture, the Lease and the Participation Agreement, the forms of which are available without charge to each person to whom this Prospectus is delivered, upon request of such person to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606 (telephone 312/372-9500). Except as otherwise indicated, the following summary relates to the Equipment Notes, the Indenture, the Lease and the Participation Agreement.

GENERAL

     Each series of Equipment Notes will be issued under the Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee of an owner trust for the benefit of the Owner Participant, and The First National Bank of Chicago, as Indenture Trustee.

     The Owner Trustee will lease Equipment to the Company pursuant to the Lease under which the Company is obligated to pay rent to such Owner Trustee in respect of the Equipment covered thereby. The amounts unconditionally payable under the Lease will be sufficient to pay when due all payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes issued in respect of the Equipment subject to the Lease. The Equipment Notes are not, however, obligations of, or guaranteed by, the Company. The Company's rental obligations under the Lease are general obligations of the Company.

PAYMENTS OF PRINCIPAL AND INTEREST

     The aggregate principal amounts of the Equipment Notes issued with respect
to the Equipment covered by the Lease will be $           .

     Interest will be payable on each Equipment Note at the rate applicable to such Equipment Note on the unpaid principal amount thereof on January 2 and July 2 of each year, commencing January 2, 1997. Such interest will be computed on
the basis of a 360-day year of twelve 30-day months. The principal of the      %
Equipment Note to be issued on May   , 1996 (Note A) and the Equipment Note
issuable on or about June 27, 1996 (Note B) to be held in Pass Through Trust 1996-A1 will be payable as set forth below:

                                                        NOTE A        NOTE B
                                                       PRINCIPAL     PRINCIPAL     PRINCIPAL
                     PAYMENT DATES                      PAYMENT       PAYMENT       PAYMENT
    ------------------------------------------------   ---------     ---------     ---------
                                                        --------      --------      --------
              Total.................................   $             $             $
                                                        ========      ========      ========

     The   % Equipment Notes held in Pass Through Trust 1996-A2, in an aggregate
principal amount of $          , will amortize as to principal commencing on
July 2, 2006, with the final payment of principal due on January 2, 2012; however, such Equipment Notes are required to be prepaid on July 2, 2006 pursuant to a mandatory refinancing. See "-- Prepayment."

      If any date scheduled for any payment of principal of, Make-Whole Amount, if any, or interest on the Equipment Notes is not a Business Day, such payment may be made on the next Business Day without any additional interest.

PREPAYMENT

     The Equipment Notes may be prepaid under the following circumstances:

     Mandatory Prepayments. If an Event of Loss to a Unit shall occur and like kind equipment of equal or greater fair market sales value, utility, remaining useful life, residual value and condition (assuming such Unit was in the condition required to be maintained) is not substituted for the affected Unit in accordance with the terms of the applicable Lease, then the Company is obligated to pay the Stipulated Loss Value of such Unit. Such payment will be used to prepay a portion of the Equipment Notes issued with respect to the Equipment of which such Unit is a part on (i) the next Regular Distribution Date following the election by the Company to pay the Stipulated Loss Value of such Units rather than substitute like kind equipment or (ii) in the case of the occurrence of an Event of Loss in respect of more than ten Units since the end of the last six month reporting period under a Lease (a "Multiple Loss"), on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss. The amount prepaid will be equal to the sum of (i) as to principal, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Equipment Notes issued under the Indenture as of the prepayment date (after deducting therefrom the scheduled principal installment, if any, due on the prepayment date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment securing the Indenture immediately prior to the prepayment date, and (ii) as to interest, the aggregate amount of interest accrued and unpaid to but not including the prepayment date in respect of the principal amount to be prepaid pursuant to clause (i) above on such prepayment date. No Make-Whole Amount (as defined below) will be payable in the event of a prepayment under such circumstances. See "Description of the Equipment Notes--The Lease--Events of Loss." (Lease, Section 11; Indenture, Section 2.10)

     In addition, under the Lease the Company may, so long as no Lease Event of Default has occurred and is continuing, terminate the Lease at its option (i) at any time after January 2, 2004, with respect to any Unit, if the Company determines in good faith that (A) such Unit has become obsolete or surplus to its requirements, or (B) any modification to a Unit required by law would be economically impractical, or (ii) on July 2, 2006 with respect to any or all of the Units (the "Early Purchase Date") if the Company exercises its option to purchase such Unit or (iii) if the Company elects to exercise its right to purchase Equipment as a result of an Owner Participant (or an affiliate thereof) (other than the initial Owner Participant or an affiliate thereof) engaging in a business that is in competition with the Company's full service railcar leasing business. Unless the Company elects in connection with the exercise of a purchase option to assume on a full recourse basis all of the Owner Trustee's obligations in respect of the related Equipment Notes and acquires the purchased Units subject to the lien of the Indenture, the amount of Equipment Notes to be prepaid in the event of any such Lease termination will be equal to the sum of
(i) as to principal, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Equipment Notes as of the prepayment date (after deducting therefrom the scheduled principal installment, if any, due on the prepayment date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment securing the Indenture immediately prior to the prepayment date, and (ii) as to interest, the aggregate amount of interest accrued and unpaid to but not including the prepayment date in respect of the principal amount to be prepaid pursuant to clause (i) of this on such prepayment date, plus a premium as set forth below (a "Make-Whole Amount"). Such prepayment is to be made on the date which is the Lease termination date for such Unit. See "Description of the Equipment Notes--The Lease--Termination." (Lease, Section 10 and 22.1; Indenture, Section 2.10; Participation Agreement, Section 6.9)

     The Equipment Notes held in Pass Through Trust 1996-A2 are required to be prepaid at a price equal to the unpaid principal amount thereof, together with accrued but unpaid interest thereon to but not including the prepayment date, as part of a mandatory refinancing, to be arranged by the Company, of the Equipment Notes held by such Pass Through Trust on the final distribution date applicable to the Pass Through Certificates, Series 1996-A2.

     Voluntary Prepayments. Subject to certain restrictions, the Company may require the Owner Participant, the Owner Trustee and the Pass Through Trustee to effect an optional prepayment of the Equipment Notes at a price equal to the unpaid principal amount thereof, together with accrued but unpaid interest thereon to but not including the specified prepayment date (which shall be a Special Distribution Date), plus a Make-Whole Amount, as part of a refunding or refinancing which will result in the prepayment of the Pass Through Certificates. (Participation Agreement, Section 10.2; Indenture, Section 2.10)

     The Equipment Notes are also subject to purchase in whole by the Owner Trustee upon at least 30 days' notice on a Special Distribution Date, in the case of (i) any acceleration of such Equipment Notes, (ii) the Indenture Trustee, as assignee of the Lease, having exercised (or given notice of its intention to exercise) any remedy in respect of the Units under the Lease, (iii) one or more Lease Events of Default having occurred under the Lease and continuing for a period of 180 days or more during which period such Equipment Notes could, but shall not, have been accelerated by the Indenture Trustee or
(iv) the Indenture Trustee having commenced foreclosure of the lien of the Indenture or otherwise exercised remedies which would result in the exclusion of the Owner Trustee from any property subject to the lien of the Indenture or any part thereof (or given notice of its intention to foreclose or exercise remedies). Such purchase would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment, but without the payment of any Make-Whole Amount except in the case of a purchase of the Equipment Notes pursuant to clause (iv) above, if the right to exercise any remedies arises from action attributable to the Owner Trustee or the Owner Participant. (Indenture, Section 5.04(b))

     The term "Make-Whole Amount" means, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, the amount to be determined as of the third Business Day prior to the applicable prepayment date, equal to the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each January 2 and July 2 at a rate equal to the Treasury Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided that the aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date. The Make-Whole Amount will be calculated by an independent investment banking institution of national standing appointed by the Company or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if a Lease Event of Default shall have occurred and be continuing, appointed by the Indenture Trustee (an "Independent Investment Banker"). In calculating the Make-Whole Amount, the Independent Investment Banker will first determine the Treasury Rate applicable to the relevant Equipment Note.

     For purposes of determining the Make-Whole Amount, "Treasury Rate" means, with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment
Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date. As used herein, "Remaining Weighted Average Life" means, with respect to any date of prepayment or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Note. As used herein, "Average Life Date" means, with respect to an Equipment Note, the date which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note.

SECURITY

     The Equipment Notes will be secured by (i) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (other than certain excepted rights reserved to the Owner Trustee) under the Lease including the right to receive payments of rent thereunder and (ii) a security interest held by the Indenture Trustee in all such Equipment, subject to the rights of the Company under the Lease.

     Unless and until an Indenture Default has occurred and is continuing, the Indenture Trustee may not exercise certain rights of the Owner Trustee under the Lease; however, for so long as Equipment Notes are outstanding, the Indenture Trustee shall retain the right to receive payments of rent due under the Lease. The assignment by the Owner Trustee to the Indenture Trustee of its rights under the Lease excludes certain rights of the Owner Trustee and the Owner Participant including rights relating to indemnification by the Company for certain matters and to insurance proceeds payable to the Owner Trustee in its individual capacity and as Owner Trustee and to the Owner Participant under liability insurance maintained by the Company under the Lease. (Indenture, Granting Clauses)

     Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment, including funds held as the result of an Event of Loss to such Equipment or termination of the Lease, will be invested and reinvested by the Indenture Trustee, at the direction of the Company (except in the case of a Lease Event of Default under the Lease), in certain investments described in the Lease. The Company will pay the amount of any loss resulting from any such investment directed by it. (Indenture, Section 7.04)

LIMITATION OF LIABILITY

     The Equipment Notes are nonrecourse notes. All payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes (other than payments made in connection with an optional or mandatory prepayment or purchase by the Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment or the income and proceeds received by the Indenture Trustee therefrom (including rent payable by the Company under the Lease). The Equipment Notes are not obligations of, or guaranteed by, the Company. Neither the Owner Trustee, in its individual capacity, the Owner Participant or the Indenture Trustee, or any affiliates thereof, shall be liable to any holder of an Equipment Note or, in the case of the Owner Trustee, in its individual capacity, or the Participant, to the Indenture Trustee for any amounts payable under the Equipment Notes or, except as provided in the Indenture, for any liability under the Indenture. (Indenture, Section 2.03)

     Except as otherwise provided in the Indenture, the Owner Trustee, in its individual capacity, shall not be answerable or accountable under the Indenture or under the Equipment Notes under any circumstances except for its own wilful misconduct or gross negligence. The Owner Participant will not have any duty or responsibility under the Indenture or the Equipment Notes to the Indenture Trustee or to any holder of any Equipment Note. (Indenture, Section 2.03)

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Events of Default under the Indenture include: (a) a Lease Event of Default, (b) default by the Owner Trustee in making payments when due of principal of, premium, if any, or interest on any Equipment Note and continuance of that default for 10 Business Days, (c) failure by the Owner Trustee or the Owner Participant to perform any covenant contained in the Indenture, the Equipment Notes or in the Participation Agreement continuing for a period of 30 days after written notice by the Indenture Trustee or any holder of an Equipment
Note issued under such Indenture, (d) any representation or warranty made by the Owner Trustee in the Indenture or made by the Owner Trustee (except to the extent made with respect to State Street Bank and Trust Company of Connecticut, National Association in its individual capacity) or the Owner Participant in the Participation Agreement or in any document or certificate furnished to the Indenture Trustee being incorrect in any material respect as of the date made and remaining material and continuing unremedied for a period of 30 days after written notice to the Owner Trustee and Owner Participant, and (f) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Owner Participant or the Owner Trustee. (Indenture, Section 5.01)

     In the event that (i) at any time one or more Lease Events of Default shall occur and shall have continued for a period of 180 days or more during which time the Equipment Notes could, but shall not, have been accelerated, (ii) the Equipment Notes shall have been accelerated, (iii) the Indenture Trustee, as assignee of the Lease, shall have exercised (or given notice of its intention to exercise) any remedies in respect of the Units under the Lease or (iv) the Indenture Trustee shall commence foreclosure of the lien of the Indenture or otherwise exercise remedies which would result in the exclusion of the Owner Trustee from any property subject to the lien of the Indenture or any part thereof (or given notice of its intention to foreclose or exercise remedies), upon 30 days' notice the Owner Trustee may elect to purchase all, but not less than all, of the Equipment Notes then outstanding under the Indenture from the holders thereof by paying to each such holder an amount equal to the aggregate unpaid principal amount of all such Equipment Notes then held by such holder, together with accrued and unpaid interest thereon to the date of payment, but without the payment of any Make-Whole Amount except in the case of a purchase of the Equipment Notes pursuant to clause (iv) above if the right to exercise any remedies arises because of action attributable to the Owner Trustee or the Owner Participant. (Indenture, Section 5.04(b))

     In the event the Company fails to make any semiannual basic rental payment within 10 Business Days after the date the same shall become due under the Lease, then and as long as no other Indenture Event of Default under the Indenture (which is not being concurrently cured) shall have occurred and be continuing the Owner Participant or the Owner Trustee may, during the 10 Business Days after receiving written notice of such failure from the Indenture Trustee, pay to the Indenture Trustee the amount of such rental payment together with any interest thereon on account of the delayed payment thereof, in which event such payment by the Owner Participant or the Owner

Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company (but such cure shall not relieve the Company of any of its obligations); provided, that the Owner Participant and the Owner Trustee, collectively, shall not be entitled to cure more than three consecutive or six total failures to make semiannual basic rental payments. In the event there shall occur a Lease Event of Default under the Lease in respect of any other payment of rent, or which is curable by the payment of money, then and as long as no other Indenture Event of Default under the Indenture (which is not being concurrently cured) shall have occurred and be continuing the Owner Participant or the Owner Trustee may, during the 30 days after receiving written notice of such Lease Event of Default from the Indenture Trustee, pay to the Indenture Trustee the amount of such rental payment together with any interest thereon on account of the delayed payment thereof, or otherwise make such payment as shall effect such cure, in which event such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose as a result of such Lease Event of Default (but such cure shall not relieve the Company of any of its obligations); provided, that the Owner Participant and the Owner Trustee, collectively, shall not be entitled to cure such other Lease Events of Default if the unreimbursed amount of such payments shall exceed in the aggregate $5,000,000, as adjusted annually for inflation. (Indenture, Section 5.04(a))

     The Indenture provides that the Indenture Trustee shall, upon the occurrence of any event known to it that is an Indenture Default or Indenture Event of Default thereunder, give notice thereof to the holders of the Equipment Notes issued thereunder, the Company, the Owner Trustee and the Owner Participant. (Indenture, Section 6.01)

     The holders of a majority in aggregate principal amount of the outstanding Equipment Notes issued under the Indenture, by notice to the Indenture Trustee, may on behalf of all holders waive any past default under the Indenture except a default in the payment of the principal of, Make-Whole Amount, if any, or interest on any such Equipment Note or a default in respect of any covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of an Equipment Note affected thereby. (Indenture, Section 5.06)

REMEDIES

     If an Indenture Default shall occur and be continuing under the Indenture, the Indenture Trustee may, and when instructed by the holders of at least a majority in aggregate principal amount of the Equipment Notes outstanding under the Indenture shall, declare the unpaid principal of all such Equipment Notes outstanding under the Indenture immediately due and payable, together with all accrued but unpaid interest thereon. The holders of a majority in aggregate principal amount of Equipment Notes outstanding under the Indenture may rescind any such declaration by the Indenture Trustee or by the holders at any time prior to the sale of the Equipment covered by the Indenture after such an Indenture Default if (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all due or overdue installments of principal of, premium, if any, and interest on any such Equipment Notes that have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Indenture Defaults under the Indenture have been cured or waived except nonpayment of principal of, premium, if any, or interest on any such Equipment Notes that have become due solely because of acceleration. (Indenture, Section 5.02)

     The Indenture provides that if any Indenture Default under the Indenture has occurred and is continuing the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including (if the Lease has been declared in default) one or more of the remedies under the Indenture or the Lease. The Indenture Trustee's right to exercise remedies under the Indenture is subject in certain circumstances to its having proceeded to exercise one or more remedies under the Lease, unless at the time, the Indenture Trustee is stayed or otherwise prevented from doing so by operation of law, in which case the Indenture Trustee has agreed to refrain from exercising remedies under the Indenture for a period of 90 days. Further, the Indenture

Trustee may not exercise remedies under the Indenture in those circumstances in which the Company, as the debtor in a bankruptcy proceeding, shall have affirmed the Lease and no Lease Event of Default (other than a Lease Event of Default arising from the bankruptcy of the Company) has occurred and is continuing. See "Description of the Equipment Notes -- The Lease -- Lease Events of Default." Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and, subject to the terms of the Lease, the Company. Any Equipment sold in the exercise of such remedies will be free and clear of any rights of those parties including the rights of the Company under the Lease; provided that no exercise of any remedies by the Indenture Trustee may affect the rights of the Company under the Lease unless a Lease Event of Default under the Lease has occurred and is continuing. (Indenture, Sections 5.03(a) and (c), 5.04(c) and 5.05; Lease, Section 15)

     The holders of a majority in aggregate principal amount of the Equipment Notes outstanding under the Indenture may instruct the Indenture Trustee to give such notice, direction or consent, or exercise such right, remedy or power under the Indenture or the Lease or in respect of the property subject to the lien of the Indenture or take such other action as shall be specified in such instructions, but in such event the Indenture Trustee shall not be required to take or refrain from taking any action in connection therewith if it shall have reasonable grounds to believe that adequate indemnity against such risk is not reasonably assured to it. (Indenture, Sections 6.02 and 6.03)

     If an Indenture Event of Default occurs and is continuing under the Indenture and the Indenture Trustee (as security assignee) has declared the Lease to be in default or the Equipment Notes outstanding under the Indenture have been accelerated or the Indenture Trustee has exercised any remedies under the Indenture, any sums held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts then due the Indenture Trustee prior to any payments to holders of the Equipment Notes. (Indenture, Section 3.03)

     In the event of a bankruptcy or reorganization of the Company, the right of the Indenture Trustee to repossess or dispose of the Equipment would be subject to the provisions of the Bankruptcy Code applicable to industrial companies generally, and not those provisions applicable to railroads, particularly
Section 1168 of the Bankruptcy Code.

     In the event of the bankruptcy of the Owner Participant, it is possible that, notwithstanding that the Equipment is owned by the Owner Trustee in trust for the benefit of the Owner Participant, the Equipment and the Lease and Equipment Notes might become part of the bankruptcy proceeding. In such event, payments under the Lease or on the Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of the Lease and the Equipment subject thereto.

     If the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, the Company or its bankruptcy trustee could reject the Lease. In such event, there could be no assurance that the amount of any claim for damages under the Lease that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the Equipment Notes. In any case, rejection of the Lease by the Company or its bankruptcy trustee would not deprive the Indenture Trustee of its security interest in the Units.

MODIFICATION OF THE INDENTURE AND THE LEASE

     Without the consent of holders of a majority in unpaid principal amount of the Equipment Notes, the provisions of the Indenture, the Lease and the Participation Agreement may not be amended or modified, except to the extent indicated below.

     Certain provisions of the Lease and the Participation Agreement may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under the Indenture so long as no Indenture Event of Default shall have occurred and be continuing. In the case of the Lease, such provisions include, among others, provisions relating to (i) rental payments and other payments, except to the extent indicated in clause (a) of the following paragraph, (ii) the maintenance of the Equipment covered by the Lease, modifications to the Units and the return to the Owner Trustee of the Equipment at the end of the term of the Lease and
(iii) the renewal of the Lease and the option of the Company at the end of the term of the Lease to purchase any or all of the Equipment subject to the Lease. (Indenture, Section 10.05)

     Without the consent of the holder of each Equipment Note outstanding under the Indenture, no amendment or modification of the Indenture may (a) change the final maturity of, or reduce the principal amount of, or premium, if any, or interest payable on any Equipment Notes issued under the Indenture or impair the right to institute suit for the enforcement of any such payment or change the date on which any principal or premium, if any, or interest is due and payable,
(b) create any lien with respect to the property subject to the Lien of the Indenture ranking prior to or on a parity with the security interest created by the Indenture, except as permitted in the Indenture, or deprive any holder of any Equipment Note issued under the Indenture of the benefit of the Lien of the Indenture or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under the Indenture necessary to modify or amend any provision of the Indenture or to waive compliance therewith. (Indenture, Section 10.01)

THE LEASE

     Terms and Rentals. The Equipment subject to the Lease will be leased by the Owner Trustee to the Company for a term commencing on the delivery date thereof and expiring on July 2, 2012, unless previously terminated as permitted by the Lease. The rent payments under the Lease will be payable on January 2 and July 2 (or, if such day is not a Business Day, on the next succeeding Business Day), commencing on January 2, 1997, and will be used to make payments of principal of and interest due on the Equipment Notes, which will in turn furnish the funds to be distributed by the Pass Through Trustee to the Certificateholders on January 2 and July 2 of each year. (Lease, Section 3.2; Indenture, Section 3.01) The Company has also agreed to pay under the Lease on January 2, 1997 such amounts (to the extent not paid by the Owner Participant) as necessary to enable the Indenture Trustee to receive the scheduled payment of principal and interest on the Equipment Notes. (Lease, Section 3.5) Rental payments that the Company is obligated to make or cause to be made under the Lease will not be less than the scheduled payments of principal of and interest on the Equipment Notes, except for the prepayment of principal required to be made as part of a mandatory refinancing of the Equipment Notes held by Pass Through Trust 1996-A2 on the final distribution date for such Pass Through Trust. In certain cases, the semiannual basic rent payments under the Lease may be adjusted, but, except as described below, under no circumstances will such rent payments be adjusted so as to be less than the corresponding scheduled payments of principal of and interest on the Equipment Notes. (Participation Agreement, Section 2.6; Lease,
Section 3) The balance of any such semi-annual rent payment under the Lease, after payment of the scheduled principal of, and interest on the Equipment Notes, will be paid over to or for the account of the Owner Participant as the beneficial owner of the Equipment covered by the Lease. (Lease, Section 3)

     Net Lease; Modifications. The Company's obligations in respect of the Equipment are those of a lessee under a "net lease." Accordingly, the Company is and will be obligated, at its expense, to pay all costs and expenses of operating the Equipment and to maintain, service and repair the Equipment so as to keep the Units included therein in good operating order, ordinary wear and tear excepted. (Lease, Sections 8 and 19)

     Subject to certain exceptions, the Company will, at its expense, make all alterations, replacements or modifications required to be made by the Association of American Railroads, the United States Department of Transportation, or any other United States, state or local governmental agency or other applicable law. The Company will have the right, at its expense, to make other modifications, alterations and improvements, provided that such modifications do not diminish the value, utility or remaining useful life of such Unit or cause it to become "limited use" property. Severable modifications that are not required by law will remain the property of the Company but may be purchased by the Owner Trustee at fair market value upon termination of the Lease. The Owner Trustee will acquire title to all nonseverable modifications and severable modifications required by law. (Lease, Section 9)

     Sublease; Possession and Use. The Company is in the business of leasing railway tank cars and other railcars to third parties under full-service operating leases. These leases vary in nature based on the needs of the sublessee and the Company. The Company shall have the right to use the Equipment, subject to the Lease, and to sublease the Equipment to any railroad company incorporated in the United States, Canada or Mexico or to any other responsible company which is not a railroad company for use in its business, provided that the Units are used primarily on domestic routes in the United States and that at no time shall more than 20% of the Units be used (as determined by mileage records) outside the continental United States (exclusive of Alaska) during any taxable year in which certain specified events occur; and further provided that if the Company subleases any Units to a sublessee which operates primarily in Mexico, subject to the provisions of the Lease, the Company shall make all registration filings and deposits necessary or advisable under then-current prudent industry practice (including any actions reasonably requested by the Owner Trustee or the Indenture Trustee) to protect the interest of the Owner Trustee under the Lease and the Indenture Trustee under the Indenture. The Company may not sublease any Unit for a term that extends beyond the term of the Lease nor may it sublease any Unit on terms and conditions that are not consistent with the terms of the Lease unless the Company replaces such Unit on or prior to the expiration of the Lease term in accordance with the provisions of the Lease. No sublease will discharge the Company of its obligations under the Lease. (Lease, Sections 8.2 and 8.3) If any Unit is leased or the possession is otherwise transferred, such Unit will remain subject to the lien of the Indenture.

     Maintenance. The Company, at its own cost and expense, shall maintain, repair and keep each Unit (i) according to prudent industry practice, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner consistent with maintenance practices used by the Company in respect of equipment owned or leased by the Company similar in type to such Unit, (iii) in accordance in all material respects with all manufacturers' warranties and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to the Lease and (iv) in compliance in all material respects with all applicable laws and regulations other than those being contested in good faith in any reasonable manner which does not create any risk or danger of (x) material interference with the use, possession, operation or return of any Unit, or materially adversely affecting the rights or interests of the Company and the Indenture Trustee in the Equipment, (y) the imposition of any criminal sanctions on the part of the Owner Trustee, the Indenture Trustee or the Owner Participant, or (z) the release of the Company from the obligation to return the Equipment in compliance with the Lease. (Lease, Section 8)

     Liens. The Equipment will be maintained free of any liens, other than the respective rights of the Owner Participant, the Owner Trustee, the Indenture Trustee, the holders of the Equipment Notes, the Company and any permitted sublessee arising under the Lease, the Indenture, the Participation Agreement and the trust agreement between the Owner Trustee and the Owner Participant pursuant to which the Owner Trustee acts as trustee for the benefit of the Owner Participant, and other than, in the case of the Equipment, certain limited liens permitted under the Lease and the Indenture, including liens for taxes either not yet due and payable or being contested in good faith (so long as there exists no material risk of sale, forfeiture, loss or loss of use of the Equipment or any interest therein), materialmen's, mechanics' and other similar liens arising in the ordinary course of business and either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of use of the Equipment or any interest therein), judgment liens that are being appealed in good faith and whose enforcement has been stayed pending such appeal, and salvage rights of insurers under insurance policies maintained pursuant to the Lease. (Lease, Section 7)

     Insurance. The Company will at all times prior to the return of the Equipment to the Owner Trustee, at its own expense, cause to be carried and maintained insurance in respect of the Equipment in amounts and against such risks and with deductibles and terms and conditions not less than the insurance, if any, maintained by the Company in respect of similar equipment owned or leased by the Company, but in no event shall such coverage be for amounts or against risks less than the prudent industry standard for companies engaged in full service leasing of tank and hopper cars. (Lease, Section 12) The Company does not maintain casualty insurance with respect to the Equipment.

     Termination. So long as no Lease Event of Default or event which, with notice or the lapse of time or both, would become a Lease Event of Default thereunder shall have occurred and be continuing, the Company may, upon at least 120 days prior written notice, terminate the Lease with respect to any or all of the Units (provided that if such termination is for less than all of the Units in any Equipment Group (as defined in the Lease), the determination as to which Units are subject to termination shall be made by the Company on a random or other reasonable basis without regard to maintenance status or operating condition) (the "Terminated Units"), at its option any time after January 2, 2004, if the Company determines in good faith (as evidenced by a certified copy of a resolution adopted by its Board of Directors and a certificate executed by the Chief Financial Officer of the Company) that such Terminated Units have become obsolete or surplus to its requirements for any reason or that any modification required by law to such Terminated Units would be economically impractical. The Company will act as agent for the Owner Trustee in obtaining bids for the Terminated Units and, if the Company succeeds in locating the eventual purchaser of the Terminated Units, the Owner Trustee shall transfer all of its right, title and interest in and to the Terminated Units to the bidder which has submitted the highest cash bid (who may not be the Company or any affiliate of the Company but who may be the Owner Trustee or any affiliate of the Owner Trustee) on the termination date. The net proceeds of such sale shall be paid to the Owner Trustee. If the net proceeds received from such sale are less than the Termination Value for the Terminated Units, the Company shall pay to the Owner Trustee an amount equal to the difference between such proceeds and such Termination Value, together with certain other amounts including, the MakeWhole Amount, if any. All funds to be paid to or deposited with the Owner Trustee as described in this paragraph shall, so long as the Indenture shall not have been discharged, be deposited directly with the Indenture Trustee. Amounts in excess of the outstanding principal amount of the Equipment Notes issued in respect of such Terminated Units, the MakeWhole Amount, if applicable, and the then accrued and unpaid interest thereon will be distributed by the Indenture Trustee in accordance with the terms of the Indenture. The lien of the Indenture shall terminate with respect to the Terminated Units after the full Termination Value and any rent due has been received by the Indenture Trustee and, if all amounts due such Owner Participant have also been paid, the Lease will terminate with respect to such Terminated Units and the obligation of the Company thereafter to make rent payments with respect thereto shall cease. (Lease, Sections 3.6, 10.1, 10.2 and 10.4, Indenture, Section 3.02)

     The Owner Trustee shall have the option to retain the Terminated Units, but it may do so only if the Owner Trustee shall pay, or cause to be paid, to the Indenture Trustee funds in an amount equal to the principal of and accrued interest on the outstanding Equipment Notes with respect to such Terminated Units and, if applicable, an amount equal to the Make-Whole Amount. (Lease, Section 10.3)

     Purchase Options. So long as no Lease Event of Default or event which, with notice or the lapse of time or both, would become a Lease Event of Default thereunder, shall have occurred and be continuing, the Company shall have the right to purchase on July 2, 2006 any or all of such Units subject to the Lease at the option prices set forth in the Lease. The Company may exercise its early purchase option in whole or in part by giving written notice to the Owner Trustee at least 90 days prior to the Early Purchase Date. If the Company exercises its early purchase option, a portion of the purchase price shall be used to prepay the Equipment Notes relating to the purchased Units unless the Company elects to assume on a full recourse basis all of the Owner Trustee's obligations in respect of the related Equipment Notes and acquires the purchased Units subject to the lien of the Indenture. (Lease, Section 22.1) See "Description of the Equipment Notes -- Prepayment."

     Events of Loss. If an Event of Loss occurs with respect to a Unit, the Company shall give notice to the Owner Trustee in accordance with the terms of the Lease and, if the Indenture has not been discharged, to the Indenture Trustee, and shall either (i) pay to the Owner Trustee the Stipulated Loss Value of such Unit or (ii) substitute for such Unit like kind equipment, of equal or greater fair market sales value, utility, remaining economic useful life and residual value as the Unit being replaced (assuming such Unit was in the condition required under the Lease). If the Company elects not to substitute for the applicable Unit, Stipulated Loss Value will be paid on (i) the next Regular Distribution Date following the election by the Company to pay the Stipulated Loss Value of such Unit rather than substitute like kind Equipment or (ii) in the case of the occurrence of a Multiple Loss, on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss. If the Company elects to substitute for the applicable Unit, it shall so substitute for such Unit on (i) the Rent Payment Date immediately following the date the Company delivers notice of such election or (ii) in the case of the occurrence of a Multiple Loss, on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss. All funds to be paid or deposited with the Owner Trustee as described in this paragraph shall, so long as the applicable Indenture shall not have been discharged, be deposited directly with the Indenture Trustee and shall be applied to prepay all or a portion of the Equipment Notes as provided in the Indenture. See "Description of the Equipment Notes -- Prepayment." If the Company pays the Stipulated Loss Value of a Unit subject to an Event of Loss and any rent due, the lien of the Indenture and the Lease relating to such Unit shall terminate with respect to such Unit, title thereto shall be transferred to the Company and the obligation of the Company thereafter to make rent payments with respect thereto shall cease, except for indemnification obligations which otherwise may have accrued. (Lease, Section
11) Amounts in excess of the amounts applied to prepay Equipment Notes in accordance with the Indenture will be distributed by the Indenture Trustee in accordance with the terms of the Indenture.

     An Event of Loss with respect to any Unit shall mean any of the following events: (i) damage or contamination of such Unit which, in the Company's reasonable judgment (as evidenced by an Officers' Certificate to such effect), makes repair uneconomic or renders such Unit unfit for commercial use, (ii) destruction of such Unit or theft or disappearance thereof for a period exceeding twelve months, (iii) the permanent return of such Unit to the manufacturer pursuant to any patent indemnity provisions, (iv) the taking or appropriating of title to such Unit by any governmental authority under the power of eminent domain or otherwise, (v) the actual or constructive total loss of the Unit, (vi) in the normal course of interstate rail transportation, the Unit shall be prohibited from being used for a continuous period in excess of six months as a result of any rule, regulation, order or other action by the United States government or any agency or instrumentality thereof, (vii) the Unit shall be subject to a sublease with any person which operates primarily outside of the United States and shall not be returned to the Company within 60 days of a demand by the Company for return of such Unit following the termination of such sublease or (viii) the taking or requisitioning of such Unit for use by any governmental authority or any agency or instrumentality thereof under the power of eminent domain or otherwise and such taking or requisition is for a period that exceeds the remaining Basic Term or any Renewal Term then in effect (unless such taking or requisition is by Mexico or any governmental authority, agency or instrumentality thereof, in which case such period shall be the lesser of the period described above or 365 days). (Lease, Section 11.1)

     Lease Events of Default. Events of default (each, a "Lease Event of Default") under the Lease include, among other things: (a) failure by the Company to make any payment of Basic Rent, any purchase price to be paid by the Company for any Units pursuant to the Lease or the Participation Agreement, Stipulated Loss Value or Termination Value, within 10 Business Days after the same shall have become due, (b) failure by the Company to make any payment of Supplemental Rent, including indemnity or tax indemnity payments, but not including any purchase price to be paid by the Company for any Units pursuant to the Lease or the Participation Agreement, Stipulated Loss Value or Termination Value, after the same shall become due and such failure shall continue unremedied for 10 Business Days after receipt by the Company of written notice of such failure from the Owner Trustee or Indenture Trustee, (c) failure to maintain in effect insurance as required by the Lease, such failure not having been waived, (d) the Company shall make or permit any possession of the Equipment of any portion thereof not permitted by the Lease, provided that such unauthorized possession shall not constitute a Lease Event of Default for a period of 45 days after the occurrence thereof, or the Company shall make or permit an unauthorized assignment or transfer of the Lease, (e) failure by the Company to observe or perform any of the agreements or covenants relating to the merger, consolidation or transfer of assets of the Company and such failure continues unremedied for 30 days, (f) failure by the Company to perform or observe any other covenant or agreement to be performed or observed by it under any Lessee Agreement (other than the Tax Indemnity Agreement) continuing for a period of 30 days after notice of such failure from the Owner Trustee or the Indenture Trustee, or, if such failure is capable of being remedied (and the remedy requires an action other than, or in addition to, the payment of money), for a period of 90 days after receipt of such notice so long as the Company is diligently proceeding to remedy such failure, (g) any representation or warranty made by the Company in any Lessee Agreement (other than the Tax Indemnity Agreement) being untrue or incorrect in any material respect at the time made and such untruth or incorrectness continues to be material and unremedied for a period of 30 days after notice thereof or, if such untruth or incorrectness is capable of being remedied, for a period of 60 days after receipt of such notice so long as the Company is diligently proceeding to remedy such untruth or incorrectness and any adverse effects thereof, (h) failure of the Owner Trustee to effect a mandatory refinancing of the Equipment Notes held by Pass Through Trust 1996-A2 and (i) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Company. (Lease, Section 14)

     If a Lease Event of Default under the Lease has occurred and is continuing, and the Lease has been declared to be in default, the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease, may exercise one or more of the remedies provided in the Lease with respect to the Equipment subject thereto. These remedies include the right to repossess and use or operate the Equipment to sell or release the Equipment free and clear of the Company's rights and retain the proceeds and to require the Company to pay liquidated damages specified therein. (Lease, Section 15)

THE PARTICIPATION AGREEMENT

     The Company is required to indemnify the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee for certain losses and claims and for certain other matters. In addition, the Company is required under certain circumstances to indemnify the Owner Participant for the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the Equipment. (Participation Agreement, Section 7) Subject to certain restrictions, the Owner Participant may transfer its beneficial interest in the related owner trust.

     The Participation Agreement provides that if the Owner Participant or any affiliate thereof (other than the initial Owner Participant or any affiliate thereof) is or acquires, is acquired by, merges or otherwise consolidates with any company or affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor of the Company or any affiliate of the Company, or any person that has a material interest in an enterprise that engages in a business that is in competition with the

Company's full service railcar operating leasing business, the Company may purchase the Equipment for a purchase price equal to the greater of the Termination Value or the then appraised fair market value, each calculated as of the designated Special Distribution Date, plus certain other amounts including, if applicable, the Make-Whole Amount. If the Company elects to exercise its right to purchase the Equipment, unless the Company elects to assume the Equipment Notes on a full recourse basis, the purchase price shall be used to prepay the Equipment Notes and the Make-Whole Amount shall be paid. The Participation Agreement requires the Owner Trustee to effect a refinancing of the Equipment Notes held by Pass Through Trust 1996-A2 on or prior to the final distribution date for the Pass Through Certificates issued thereunder. See "Description of the Equipment Notes -- Prepayment." (Participation Agreement,
Section 6.9)

     Under the Participation Agreement, the Company is prohibited from consolidating or merging with or into any other corporation or transferring substantially all of its assets to another corporation unless (a) the successor corporation, if other than the Company, shall be a corporation organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the operative agreements to be performed by the Company, (b) immediately prior to and immediately after giving effect to such transaction, no Lease Event of Default, or event which with notice or the passage of time or both would become a Lease Event of Default, shall have occurred, whether as a result of such transaction or otherwise, and
(c) the Company shall have made all filings necessary or appropriate in the reasonable opinion of the Owner Trustee and the Indenture Trustee in order to preserve and protect the rights of the Owner Trustee under the Lease and of the Indenture Trustee under the Indenture. (Participation Agreement, Section 6.8)

                            DESCRIPTION OF THE ETCS

     The Company ETCs are to be issued under and pursuant to the provisions of the Company Trust Agreement between the Company and The First National Bank of Chicago, as trustee (the "Equipment Trust Trustee"), creating Union Tank Car Company Equipment Trust (Series 26) (the "Company Trust"). The Procor ETC is to be issued under and pursuant to the provisions of the Procor Trust Agreement between Procor and the Equipment Trust Trustee, creating Procor Limited Equipment Trust (Series 26-Can) (the "Procor Trust"). The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the ETCs and the Trust Agreements. Citations to the relevant sections of the Trust Agreements appear below in parentheses.

ISSUANCE

     The Company ETCs will be limited to $11,441,000 aggregate principal amount, and the Procor ETC will be limited to $2,790,000 aggregate principal amount. The Company ETCs and the Procor ETC will be issued against the deposit with the Equipment Trust Trustee by the Pass Through Trustee of like amounts of Deposited Cash. The Company ETCs will represent an interest equal to the aggregate principal amount thereof in the Company Trust, and the Procor ETC will represent an interest equal to the principal amount thereof in the Procor Trust.

PAYMENT OF PRINCIPAL AND INTEREST

     The ETCs, which will not amortize as to principal, mature on July 2, 2006. Interest will be payable on the unpaid principal amount of the ETCs at the rate
of     % per annum on January 2 and July 2 of each year, commencing January 2,
1997. (Section 2.02)

GUARANTIES

     The Company will fully and unconditionally guarantee (i) the payment as and when due of the principal of and interest on the Company ETCs and (ii) the due and punctual distribution to

Certificateholders of principal and interest payable in respect of the Procor ETC and the due and punctual performance by Procor of its obligations under the Procor Trust Agreement. For a description of the Company's guarantee of Procor's obligations under the Procor Trust Agreement, see "Description of the Pass Through Certificates--Guarantee." Procor will fully and unconditionally guarantee the payment as and when due of the principal of and interest on the Procor ETC.

REDEMPTION

     The ETCs are not redeemable prior to maturity.

SECURITY

     The Company Trust Agreement will provide for the sale by the Company to the Equipment Trust Trustee of railway tank cars and other rail cars of the types used in the Company's business having an estimated cost of approximately $14,301,000(125% of the aggregate principal amount of the Company ETCs). (Section 3.01) The Procor Trust Agreement will provide for the sale by Procor to the Equipment Trust Trustee of railway tank cars and other rail cars of the types used in Procor's business having an estimated cost of approximately $3,488,000(125% of the aggregate principal amount of the Procor ETC). (Section 3.01) None of the Equipment to be initially subject to the Company Trust or the Procor Trust will have been in use prior to 1995. For the purpose of determining the cost of any unit of Equipment built by the Company or Procor, so-called "car builder's cost" (which includes direct cost of labor, material and overhead, but excludes any manufacturing profit) will be used; otherwise the actual cost to the Company or Procor will be used. (Section 1.01) Of the Equipment which the Company and Procor initially propose to subject to the Company Trust and the Procor Trust, all of the railway tank cars have been or will be built either by the Company or Procor, and all of the other rail cars have been built by other manufacturers.

     When and as any of the Trust Equipment shall be delivered to the Equipment Trust Trustee, the Equipment Trust Trustee will pay to the Company or Procor, as applicable, out of Deposited Cash an amount which will not exceed 80% of the aggregate cost (without deduction for depreciation) of such Trust Equipment, and the balance of the cost will be paid by the Equipment Trust Trustee from advance rentals paid to the Equipment Trust Trustee by the Company or Procor, as applicable. (Sections 3.01, 3.02, 3.03) Until so paid out, Deposited Cash and other funds held by the Equipment Trust Trustee pending delivery to it of Trust Equipment may be invested, at the risk of the Company or Procor, as applicable, in direct obligations of the United States, in certain obligations guaranteed by the United States, in certificates of deposit or time deposits or in prime commercial paper. (Sections 1.01, 8.04)

     The Trust Agreements will contain provisions requiring the Company and Procor to cause such agreements and each supplement thereto, promptly after the execution and delivery thereof, to be recorded with the Surface Transportation Board of the Department of Transportation and the Registrar General of Canada. In addition, the Company and Procor will be required to take similar actions in all other jurisdictions required by law or reasonably requested by the Equipment Trust Trustee for the purposes of proper protection of the Equipment Trust Trustee's title to the Trust Equipment subject thereto and the rights of the holders of the ETCs; provided, however, that the Company and Procor shall not be required to so record in any jurisdiction if (1) in the opinion of the Company or Procor, as applicable, such recording would be unduly burdensome, and (2) after giving effect to such failure to record, the Company or Procor, as applicable, has taken all action required by law to protect the title of the Equipment Trust Trustee to Trust Equipment subject to the Company Trust or the Procor Trust having a value (defined as the greater of (a) the actual value of such Trust Equipment and (b) the cost thereof less 1/20th of such cost for each year the Trust Equipment has been in use) of not less than 90% of the value of all such Trust Equipment. (Section 6.04)

     The Company Trust Agreement will provide for the lease to the Company of all the Trust Equipment subject to such agreement for a period commencing on May
  , 1996 with respect to Trust Equipment sold to the Equipment Trust Trustee on such date and on the date (which shall be not later than June 30, 1996) on which the other Trust Equipment is sold to the Equipment Trust Trustee and ending July 2, 2006. The rent and other amounts payable by the Company will be sufficient to enable the Equipment Trust Trustee to pay when due the principal of and interest on the Company ETCs, as well as all the expenses of the Company Trust and certain other charges. At the termination of the lease and after all payments due or to become due from the Company under the Company Trust Agreement shall have been fully made, such payments shall be applied and treated as purchase money as the full purchase price of the Trust Equipment, and title to all Trust Equipment held in the Company Trust shall vest in the Company. (Sections 4.01, 4.04, 4.05)

     The Procor Trust Agreement will provide for the conditional sale to Procor of all the Trust Equipment subject to such agreement and will obligate Procor to make payments to the Equipment Trust Trustee during the period commencing on May
  , 1996 and ending July 2, 2006. The payments in respect of the purchase of the Trust Equipment and other amounts payable will be sufficient to enable the Equipment Trust Trustee to pay when due the principal of and interest on the Procor ETC, as well as all the expenses of the Procor Trust and certain other charges. After all payments due or to become due from Procor under the Procor Trust Agreement shall have been fully made, such payments shall be deemed to represent payment of the full purchase price for Procor's purchase of the Trust Equipment, and title to all Trust Equipment held in the Procor Trust shall vest in Procor. (Sections 4.01, 4.04, 4.05)

     Each Trust Agreement will permit the possession and use of the Trust Equipment in the Company's or Procor's business, as applicable, including the sublease thereof to others subject to the terms and conditions of such equipment trust agreement. (Section 4.09)

     The Trust Equipment subject to the Company Trust Agreement will not secure the payment of the Procor ETC, and the Trust Equipment subject to the Procor Trust Agreement will not secure the payment of the Company ETCs. The Trust Equipment subject to the Company Trust Agreement will secure the Company ETC
issued on May   , 1996 as well as the Company ETC to be issued not later than
June 30, 1996, and a default under either Company ETC will constitute a default under the other Company ETC.

MAINTENANCE, RELEASE AND SUBSTITUTION OF TRUST EQUIPMENT

     The Company and Procor will be required to maintain and keep the relevant Trust Equipment in good order and proper repair unless and until it becomes worn out, unsuitable for use, lost or destroyed (a "Casualty Occurrence"). The Trust Agreements will provide that, whenever Trust Equipment having a value of $250,000 shall have suffered a Casualty Occurrence, the Company or Procor, as applicable, shall either deposit with the Equipment Trust Trustee an amount in cash equal to the value of such Trust Equipment as of the date of the Casualty Occurrence or convey to the Equipment Trust Trustee units of Equipment with a value at least equal to the value of such Trust Equipment as of the date of the Casualty Occurrence. (Section 4.08)

     Each Trust Agreement will provide that if the aggregate cost of the Trust Equipment initially delivered to the Equipment Trust Trustee by the Company or Procor, as applicable, shall exceed 133 1/3% of the aggregate principal amount of the relevant Company ETC or the relevant Procor ETC, the Equipment Trust Trustee, upon request of the Company or Procor, as applicable, shall release Trust Equipment from the Company Trust or the Procor Trust, as applicable, having an aggregate cost of not more than the amount of such excess. (Section 3.01)

     Each Trust Agreement will provide for the release by the Equipment Trust Trustee of any Trust Equipment upon request of the Company or Procor, as applicable, and upon (a) the conveyance to the Equipment Trust Trustee of other Equipment (irrespective of when first put into use) of value not less than the value of the Trust Equipment to be released or (b) the payment to the Equipment

Trust Trustee of cash in an amount not less than the value of the Trust Equipment to be released. Any cash so deposited (and any cash deposited as provided in the second preceding paragraph) will be paid over by the Equipment Trust Trustee to the Company or Procor, as applicable, against the conveyance to the Equipment Trust Trustee of additional Equipment having a value not less than the amount of cash to be paid over. (Sections 4.03, 4.07)

INFORMATION CONCERNING THE EQUIPMENT TRUST TRUSTEE

     The First National Bank of Chicago will be the Equipment Trust Trustee under each Trust Agreement. The First National Bank of Chicago will also be the Pass Through Trustee and the Indenture Trustee. See "Description of the Pass Through Certificates -- Information Concerning the Pass Through Trustee."

EQUIPMENT TRUST DEFAULTS AND PROVISIONS RELATING THERETO

     Equipment Trust Defaults will be defined in each Trust Agreement as being: default for more than 10 Business Days in the payment of any rental payable under the Company Trust Agreement or any amount payable under the Procor Trust Agreement; any unauthorized assignment or transfer of the Company's or Procor's rights under such Trust Agreement, continuing as provided therein; any unauthorized transfer, sublease or parting with the possession of any of the Trust Equipment, continuing as provided therein; any failure or refusal to perform any other covenant in such Trust Agreement for the shorter of (i) 60 days after the Equipment Trust Trustee shall have demanded in writing such performance and (ii) 30 days after the Company or Procor has knowledge of any such failure; certain events of bankruptcy; or the termination of the lease provided for in the Company Trust Agreement or the security interest provided for in the Procor Trust Agreement by operation of law or by the Equipment Trust Trustee in the event of any unauthorized assignment or transfer of the Company's or Procor's rights under such equipment trust agreement or any unauthorized transfer or sublease of any of the Trust Equipment. (Section 5.01) The appointment of a receiver or trustee in bankruptcy or reorganization for the Company or Procor or for their respective property will be deemed to be an unauthorized assignment if, prior to the exercise of the remedies of the Equipment Trust Trustee under such Trust Agreement, such receiver or trustee shall not be discharged or duly assume the Company's or Procor's obligations under such Trust Agreement. (Section 4.09) In addition, (i) the Company Trust Agreement provides that a failure by the Company to perform in respect of its guarantee of the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC and the due and punctual performance by Procor of its obligations under the Procor Trust Agreement will constitute an Equipment Trust Default under the Company Trust Agreement, and (ii) the Procor Trust Agreement provides that certain events of bankruptcy of the Company will constitute an Equipment Trust Default under the Procor Trust Agreement. Each Trust Agreement will provide that the Equipment Trust Trustee shall promptly after the occurrence of any Equipment Trust Default thereunder known to it, give to the holders of the Company ETCs or the Procor ETC, as applicable, notice of the occurrence thereof. However, unless such default is the failure to make payments in respect of the principal of or interest on an ETC, the Equipment Trust Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the defaulted ETC. (Section 5.07)

     In the event of the bankruptcy or reorganization of the Company, the right of the Equipment Trust Trustee to repossess or dispose of Trust Equipment subject to the Company Trust Agreement would be subject to the provisions of the Bankruptcy Code of 1978, as amended, applicable to industrial companies generally, and not those provisions applicable to railroads, particularly
Section 1168 thereof. In the event of the bankruptcy or reorganization of Procor, the right of the Equipment Trust Trustee to repossess or dispose of Trust Equipment subject to the Procor Trust Agreement would be subject to the provisions of the Canadian federal Bankruptcy and Insolvency

Act and the Companies' Creditors Arrangement Act and applicable provincial legislation which governs the manner in which creditors can enforce interests in the assets of a debtor.

     Upon the happening of an Equipment Trust Default, the Equipment Trust Trustee or the holders of not less than a majority in aggregate principal amount of the outstanding Company ETCs or Procor ETC, as applicable, may declare the principal thereof and all accrued interest thereon to be due and payable. (Section 5.01) Subject to certain conditions, however, any such declaration may be rescinded by the holders of a majority in principal amount of the outstanding Company ETCs or the Procor ETC upon payment of all sums then due otherwise than by acceleration. Prior to such declaration, the holders of a majority in principal amount of the outstanding Company ETCs or the Procor ETC may waive any past Equipment Trust Default, except an Equipment Trust Default in the payment of rentals or conditional sale payments due in respect of the principal of or interest on the Company ETCs or the Procor ETC. (Section 5.04)

     The right of any holder of the Company ETCs or the Procor ETC to institute action for any remedy under the Company Trust Agreement or the Procor Trust Agreement (except his right to enforce payment of the principal of and interest on the Company ETCs or the Procor ETC when due if such enforcement will not impair the Equipment Trust Trustee's title to the Trust Equipment) will be subject to certain conditions precedent, including a written request by the holders of not less than a majority in principal amount of the outstanding Company ETCs or the Procor ETC to the Equipment Trust Trustee to take action, and an offer to the Equipment Trust Trustee of reasonable indemnification against liabilities incurred by it in so doing. (Section 5.09)

     The Company Trust Agreement and the Procor Trust Agreement will require the annual filing by the Company and Procor, respectively, with the Equipment Trust Trustee of a certificate as to the absence of default and as to compliance with the terms of the relevant equipment trust agreement. (Section 4.08)

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Neal, Gerber & Eisenberg, counsel to the Company, the following summary accurately describes the anticipated material federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates. This summary is based on laws, regulations, rulings and court decisions now in effect, all of which are subject to change by legislative, administrative or judicial action, which change may be retroactive. The discussion below is a summary for general purposes only and does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, banks, tax exempt organizations, insurance companies or foreign investors) may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, the imposition of which could significantly reduce the amounts available for distribution to the Certificate Owners. For purposes of this "Material Federal Income Tax Consequences" section, the terms "Pass Through Certificate" and "Certificate" also refer to an indirect interest in a Pass Through Certificate held by a Certificate Owner.

GENERAL


     In the opinion of Neal, Gerber & Eisenberg, based upon an interpretation of analogous authorities under currently applicable law, neither Pass Through Trust will be classified as an association taxable as a corporation, but rather each will be classified as a grantor trust for purposes of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificate Owner of each Pass Through Trust will be treated as owning a pro rata undivided interest in each of the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the ETCs and the Procor ETC, and any other property held in such Pass Through Trust.

     Each Certificate Owner of a Pass Through Trust will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, and any other property in such Pass Through Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting should take into account its pro rata share of income as and when received by the Pass Through Trustee. A Certificate Owner using the accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Pass Through Trustee, whichever is earlier. The Make-Whole Amount described under "Description of the Equipment Notes--Prepayment" should be taxed as contingent interest when it becomes fixed and unconditionally payable.

     A purchaser of a Pass Through Certificate should be treated as purchasing an interest in each Equipment Note and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, and any other property in the Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among the related Equipment Notes, ETCs and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. When each Pass Through Trust has acquired all the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, the purchase price paid for a Pass Through Certificate by an original purchaser of such certificate will be allocated among the Equipment Notes and, in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC in such Pass Through Trust in proportion to their respective purchase prices.

SALES OF PASS THROUGH CERTIFICATES

     A Certificate Owner that sells or exchanges a Pass Through Certificate will recognize gain or loss (in the aggregate) equal to the difference between its adjusted tax basis in the Pass Through Certificate and the amount realized (except to the extent attributable to accrued interest, which would be taxable as interest income). Subject to the market discount provisions of the Code (described below), if the Certificate Owner held such Pass Through Certificate as a capital asset, any such gain or loss should be capital gain or loss, which will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (but only to the extent the Pass Through Trust also held the underlying Equipment Notes and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC for more than one year). Any long term capital gains realized on a sale or exchange of Pass Through Certificates will be taxable under current law to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at their applicable marginal rate for capital gains. Any capital losses realized generally will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

ORIGINAL ISSUE DISCOUNT


     Assuming that the Equipment Notes, the Company ETCs, the Procor ETC and the Pass Through Certificates are issued at prices equal to the respective face amounts thereof, it is the opinion of Neal, Gerber & Eisenberg that neither the Equipment Notes, the Company ETCs nor the Procor ETC will be issued with original issue discount.


MARKET DISCOUNT

     A subsequent purchaser of a Pass Through Certificate will be considered to have acquired an interest in an Equipment Note, Company ETC or Procor ETC held, as the case may be, in a Pass

Through Trust at a "market discount" to the extent the remaining aggregate principal amount of such Equipment Note, Company ETC or Procor ETC exceeds the Certificate Owner's tax basis allocable to such Equipment Note, Company ETC or Procor ETC, provided such excess exceeds a prescribed de minimis amount. If such excess exceeds the de minimis amount, the Certificate Owner will be subject to the market discount rules of Section 1276 of the Code with regard to its interest in such Equipment Note, Company ETC or Procor ETC.

     In the case of a sale or other disposition of indebtedness subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or other disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the indebtedness was held.

     In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

     Market discount generally accrues under either a straight line method or, at the election of the taxpayer, a constant interest rate method. However, in the case of installment obligations (such as certain of the Equipment Notes), determination of the manner in which market discount is to be accrued has been left to Treasury regulations not yet issued. Until such Treasury regulations are issued, the Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) by treating as accrued market discount an amount equal to total remaining market discount times a fraction, the numerator of which is the amount of stated interest paid in the accrual period and the denominator of which is the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

     Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

     A taxpayer may elect to include market discount in gross income currently. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

PREMIUM

     A Certificate Owner will generally be considered to have acquired an interest in an Equipment Note, Company ETC or Procor ETC held, as the case may be, in a Pass Through Trust at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining aggregate principal amount of the Equipment Note, Company ETC or Procor ETC allocable to such interest. In that event, a Certificate Owner who holds a Pass Through Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Certificate Owner's tax basis in its interest in the Equipment Note, Company ETC or Procor ETC. Generally, such amortization is on a constant yield basis. However, in the case of installment obligations (such as certain of the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see the discussion above).

     In the case of obligations that may be called at a premium prior to maturity (such as the Equipment Notes), amortizable bond premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any amortizable premium.

BACKUP WITHHOLDING

     Payments made on the Pass Through Certificates and proceeds from the sale of the Pass Through Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reponing procedures or is an exempt recipient under Section 6049(b) (4) of the Code. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax.

                       CERTAIN CANADIAN TAX CONSEQUENCES


     The following is, as of the date hereof, a fair and accurate summary of the material Canadian federal income tax consequences to a Certificate Owner who is a non-resident of Canada and who purchased Pass Through Certificates issued by Pass Through Trust 1996-A2 in connection with this offering. This summary is based on the current provisions of the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder, counsel's understanding of the current administrative practices published by Revenue Canada and all specific proposals to amend the Tax Act and the regulations announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.


     This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any particular Certificate Owner. Purchasers of Pass Through Certificates, Series 1996-A2 should consult their own tax advisors with respect to their particular circumstances.


     In the opinion of Osler, Hoskin & Harcourt, Canadian counsel for the Company and Procor, the payment by Procor of interest and principal on the Procor ETC to the Pass Through Trustee of Pass Through Trust 1996-A2 will be exempt from Canadian withholding tax. Also, the payment by such Pass Through Trustee of interest and principal on the Pass Through Certificates, Series 1996-A2 to a Certificate Owner will be exempt from Canadian withholding tax for a Certificate Owner who is, or is deemed to be, a non-resident of Canada and with whom the Company and Procor deal at arm's length, within the meaning of the Tax Act, at the time of making the payment. For the purposes of the Tax Act, related persons (as therein defined) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length.



     In the opinion of Osler, Hoskin & Harcourt, no other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the holding or disposition of the Procor ETC, or the receipt of interest thereon, by the Pass Through Trustee of Pass Through Trust 1996-A2. Furthermore, no other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the acquisition, holding or disposition of the Pass Through Certificates, Series 1996-A2 or the receipt of interest thereon by Certificate Owners who are, or are deemed to be, non-residents of Canada for purposes of the Tax Act at any time during which they hold Pass Through Certificates and who do not use or hold and are not deemed by such laws to use or hold the Pass Through Certificates in carrying on business in Canada for the purposes of the Tax Act, and, in the case of a Certificate Owner who carries on an insurance business in Canada and elsewhere, whose Pass Through Certificates are not effectively connected with its Canadian insurance business.

                             CERTAIN ILLINOIS TAXES

     The Pass Through Trustee is a national banking association with its principal corporate trust office in Chicago, Illinois. Neal, Gerber & Eisenberg, counsel to the Company, has advised the Company that, in its opinion, under currently applicable law, (i) neither Pass Through Trust will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof, (ii) Certificate Owners who are not residents of or otherwise subject to tax in the State of Illinois will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof solely as a result of purchasing, holding (including receiving payments with respect to) or disposing of a Pass Through Certificate, except to the extent the Indenture Trustee forecloses on the Equipment and any of the Equipment is located in the State of Illinois or the Equipment Trust Trustee forecloses on the Trust Equipment and any of the Trust Equipment is located in the State of Illinois or to the extent the Indenture Trust, the Company Trust, the Procor Trust or the Pass Through Trust, as applicable, engages in business in the State of Illinois as a result of such foreclosure. Neither of the Pass Through Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, the imposition of which on a Pass Through Trust could reduce the amounts available for distribution to the Certificate Owners of such Pass Through Trust. In general, should a Certificate Owner or a Pass Through Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Pass Through Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

     Pass Through Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(33) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. Any Plan that purchases a Pass Through Certificate must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated under the Securities Act.

     The United States Department of Labor has granted to each of Salomon Brothers Inc and Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 89-89, Exemption Application No. D-6446, et al. 54 Fed. Reg. 42,589 (1989) as amended, 55 Fed. Reg. 48,939 (1990)) and
Prohibited Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20, 548 (1990) (collectively, the "Exemptions") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in certain pass through trusts, the assets of which consist of secured credit instruments that bear interest, including qualified equipment notes secured by leases. A number of conditions must be satisfied in order for the Exemptions to apply, including the requirement that at the time of their purchase by a Plan the Pass Through Certificates have a specified credit rating. Under the Exemptions an equipment note secured by a lease will be considered qualified only if it is a note (a) which is secured by equipment which is leased, (b) which is secured by the obligation of the lessee to pay rent under the equipment lease and (c) with respect to which the trust's security interest is at least as protective of the rights of the trust as the trust would have if the equipment note were secured only by the equipment and not by the lease.

     It is not clear whether the Exemptions apply to participant directed plans described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but not Title I of ERISA, such as individual retirement plans and certain plans for self-employed individuals. In addition, there are various other terms and conditions to the applicability of the Exemptions. Accordingly, each fiduciary of a Plan should independently determine if its purchase of a Pass Through Certificate will require an exemption, and if so, whether the Exemptions apply to the purchase, or whether any other prohibited transaction exemption is available.

                                  UNDERWRITING

     Under the terms of and subject to the conditions contained in an Underwriting Agreement dated the date hereof, Salomon Brothers Inc and Morgan Stanley & Co. Incorporated (the "Underwriters") have agreed to purchase from the Pass Through Trustee the principal amount of Pass Through Certificates set forth opposite its name below.

                                                                            PRINCIPAL AMOUNT OF
                             UNDERWRITER                                 PASS THROUGH CERTIFICATES
- ----------------------------------------------------------------------   -------------------------
Salomon Brothers Inc..................................................           $
Morgan Stanley & Co. Incorporated.....................................
                                                                                  --------
          Total.......................................................           $
                                                                                  ========

     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Pass Through Certificates is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The Underwriters are obligated to take and pay for all of the Pass Through Certificates to be purchased by them if any are taken.

     The Underwriters propose to offer all or part of the Pass Through Certificates directly to the public at the public offering prices per Pass Through Certificate set forth on the cover page of this Prospectus and may offer a portion of the Pass Through Certificates to dealers at a price which represents a concession not in excess of the amounts set forth below. The Underwriters may allow, and such dealers may reallow, concessions not in excess of the amounts set forth below to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

           PASS THROUGH CERTIFICATE               CONCESSIONS TO DEALERS     REALLOWANCE CONCESSIONS
- -----------------------------------------------   ----------------------     -----------------------
1996-A1........................................                %                          %
1996-A2........................................                %                          %

     The Company and Procor have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company and Procor against certain liabilities, including liabilities under the Securities Act.

     The Company and Procor do not intend to apply for listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters presently intend to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Pass Through Certificates and any such market making may be discontinued at any time at the sole discretion of either Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

                                 LEGAL OPINIONS

     The validity of the Pass Through Certificates is being passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois, and for the Underwriters by Mayer, Brown & Platt, New York, New York. Both Neal, Gerber & Eisenberg and Mayer, Brown & Platt will rely on the opinion of the Law Department of the First National Bank of Chicago as to matters relating to the authorization, execution, authentication, issuance and delivery of the Pass Through Certificates under the Agreements. Certain legal matters with respect to United States and Illinois income taxation are being passed upon for the Company by Neal, Gerber & Eisenberg, and certain legal matters with respect to Canadian federal income taxation are being passed upon for the Company and Procor by Osler, Hoskin & Harcourt, Toronto, Ontario, Canada.

                                    EXPERTS

     The consolidated financial statements of Union Tank Car Company appearing in Union Tank Car Company's Annual Report (Form 10-K) for the year ended December 31, 1995, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

     The following is a glossary of certain terms used in this Prospectus. The definitions of terms used in this glossary that are also used in the Agreements, the Indenture, the Lease or the Participation Agreement are qualified in their entirety by reference to the definitions of such terms contained therein.

     "Agreement" means each of the two separate Pass Through Trust Agreements, one between the Company and The First National Bank of Chicago, as Pass Through Trustee, and the other among The First National Bank of Chicago, as Pass Through Trustee, the Company and Procor, pursuant to which the two separate Union Tank Car Company 1996-A Pass Through Trusts will be formed.

     "Basic Rent" means, with respect to any Unit, all scheduled rent payable by the Company pursuant to the Lease.

     "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, the city and state (if different from the foregoing) in which the principal corporate trust office of the Owner Trustee is located, or, until the lien of the Indenture has been discharged, the city and state (if different from the foregoing) in which the principal corporate trust office of the Indenture Trustee is located.

     "Cede" means Cede & Co., as the nominee of The Depository Trust Company.

     "Certificate Account" means the one or more accounts established and maintained pursuant to an Agreement for the benefit of the Certificateholders of such Pass Through Trust, for the deposit of payments representing Scheduled Payments on the Equipment Notes, the Company ETCs and the Procor ETC held in such Pass Through Trust.

     "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company.

     "Certificateholder" means any holder of a Pass Through Certificate.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company" means Union Tank Car Company and its wholly-owned subsidiaries (unless the context otherwise requires).

     "Company ETCs" means the equipment trust certificates issued pursuant to the Company Trust Agreement.

     "Company Trust Agreement" means the equipment trust agreement between the Company and The First National Bank of Chicago, as trustee.

     "Commission" means the Securities and Exchange Commission.

     "ETCs" means the Company ETCs and the Procor ETC.

     "Equipment" means the tank cars and the covered hopper cars subject to the Lease.

     "Equipment Cost" means the cost to the Owner Trustee of Equipment purchased by it from the Company.

     "Equipment Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustee pursuant to the Indenture and Indenture Supplement.

     "Equipment Trust Default" means each of the events designated as an "Event of Default" in the Company Trust Agreement or the Procor Trust Agreement.

     "Equipment Trust Trustee" means The First National Bank of Chicago in its capacity as trustee under each Trust Agreement, and its successors and assigns thereunder.

     "Event of Default" means, with respect to an Agreement, the occurrence and continuance of an Indenture Default under the Indenture.

     "Event of Loss" means each of the events designated as such in the Lease.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indenture" means the Trust Indenture and Security Agreement to be entered into between the Owner Trustee and the Indenture Trustee and pursuant to which the Owner Trustee will issue the Equipment Notes with respect to the Equipment, as the Trust Indenture and Security Agreement may from time to time be amended or supplemented.

     "Indenture Default" means each of the events designated as an "Indenture Event of Default" in the Indenture. For a description of certain events constituting Indenture Defaults, see "Description of the Equipment
Notes -- Indenture Defaults, Notice and Waiver."

     "Indenture Trustee" means The First National Bank of Chicago, in its capacity as indenture trustee under the Indenture, and its successors and assigns thereunder.

     "Lease" means the Lease Agreement to be entered into with respect to the Equipment between the Owner Trustee and the Company, as such Lease Agreement may from time to time be amended or supplemented.

     "Lease Default" means any event which, with notice or the passage of time or both, would become a Lease Event of Default.

     "Lease Event of Default" means each of the events designated as an event of default in the Lease. For a description of certain events constituting Lease Events of Default, see "Description of the Equipment Notes -- The Lease -- Lease Events of Default."

     "Make-Whole Amount" means, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, the amount to be determined as of the third Business Day prior to the applicable prepayment date, equal to the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each January 2 and July 2 at a rate equal to the Treasury Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided that the aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date. The Make-Whole Amount will be calculated by an independent investment banking institution of national standing appointed by the Company or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if a Lease Event of Default shall have occurred and be continuing, appointed by the Indenture Trustee (an "Independent Investment Banker"). In calculating the Make-Whole Amount, the Independent Investment Banker will first determine the Treasury Rate applicable to the relevant Equipment Note.

     "Multiple Loss" means the occurrence of an Event of Loss in respect of more than ten units since the end of the last six month reporting period under the Lease.

     "Owner Participant" means the owner participant for whose benefit the Owner Trustee owns Equipment leased to the Company pursuant to the Lease and its permitted successors and assigns.

     "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as trustee of the owner trust for the benefit of the Owner Participant, its successors and assigns.

     "Participation Agreement" means the Participation Agreement to be entered into in connection with the leveraged lease financing of the Equipment, as such Participation Agreement may from time to time be amended or supplemented.

     "Pass Through Certificate" means each of the Pass Through Certificates, Series 1996-A to be issued by the Pass Through Trustee pursuant to the Agreements.

     "Pass Through Trust" means each of the two separate Union Tank Car Company 1996-A Pass Through Trusts to be formed pursuant to the Agreements.

     "Pass Through Trustee" means The First National Bank of Chicago, in its capacity as Pass Through Trustee under each Agreement, and each other person which may from time to time act as successor Pass Through Trustee under such Agreement.

     "Permitted Investment" means each of (i) direct obligations of the United States of America and agencies thereof, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000, having general obligations rated at least A1 by Moody's Investors Service, Inc. or A+ by Standard & Poor's Corporation (but excluding any new investment as to which there is a public announcement by the rating agency providing a rating thereon that such rating is under consideration for a possible downgrade below A1 or A+, as the case may be), including the Owner Trustee in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met,
(iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii), (v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause
(iii), (vi) commercial paper of companies having a rating of A-1/P-1 or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America), (vii) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of any bank, trust company or national banking association described in clause (iii), (viii) Canadian Treasury Bills fully hedged to U.S. dollars, (ix) bonds, notes or other obligations of any state of the United States of America, or any political subdivision of any such state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds; provided that, at the time of their purchase, such obligations are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America), and (x) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); provided that no investment shall be eligible as and included within the definition of the term "Permitted Investment" unless either (x) the final maturity or date of return of such investment is equal to one year or less from the date of purchase thereof or (y) in the case of any investment referred to in the foregoing clause (i) or (ii) only, such investment has a final maturity or date of return greater than one year from the date of purchase thereof and closing prices on a national securities exchange or bid and asked prices, closing prices or yields to maturity for such investment are reported in The Wall Street Journal (or if The Wall Street Journal is not at the time published or ceases to report such prices, such prices are reported by any other publication of nationally recognized standing of general circulation in New York City).

     "Pool Balance" means, for each Pass Through Trust, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Equipment Notes, and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust plus any amounts in respect of principal on such Equipment Notes, Company ETCs and the Procor ETC held, as the case may be, by the Pass Through Trustee and not yet distributed plus any proceeds of the sale of the Pass Through Certificates held in the Pass Through Trust and not yet used to purchase Equipment Notes, or in the case of Pass Through Trust 1996-A2 Company ETCs. The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, of the Equipment Notes, Company ETCs and the Procor ETC, as the case may be, and distribution thereof to be made on that date.

     "Pool Factor" means, for each Pass Through Trust, as of any Regular Distribution Date or Special Distribution Date, if any, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of Pass Through Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes, and in the case of Pass Through Trust 1996-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust and distribution thereof to be made on that date.

     "Procor" means Procor Limited, a wholly-owned subsidiary of the Company.

     "Procor ETC" means the equipment trust certificate issued pursuant to the Procor Trust Agreement.

     "Procor Trust Agreement" means the equipment trust agreement between Procor and The First National Bank of Chicago, as trustee.

     "Record Date" means the fifteenth day preceding a Regular Distribution Date or Special Distribution Date.

     "Registrar" shall have the meaning specified in Section 2.3 of the Indenture.

     "Registration Statement" means the Registration Statement of which this Prospectus is a part.

     "Regular Distribution Date" means January 2 and July 2 of each year, commencing January 2, 1997.

     "Scheduled Payment" means each payment of principal of or interest on an Equipment Note, and in the case of Pass Through Trust 1996-A2, a Company ETC or the Procor ETC, scheduled to be received by the Pass Through Trustee on January 2 or July 2 of each year, commencing January 2, 1997 until the final distribution date for the relevant Pass Through Trust, which payment represents the payment of principal at stated maturity of, or the scheduled payment or prepayment of principal of, such Equipment Note, Company ETC or Procor ETC, or the regularly scheduled payment of interest accrued on such Equipment Note, Company ETC or Procor ETC.

     "Special Distribution Date" means each day on which a Special Payment will be distributed as specified in the Prospectus.

     "Special Payment" means any payment of principal, Make-Whole Amount, if any, and interest received by the Pass Through Trustee on account of the prepayment, if any, of the Equipment Notes (or portion thereof) held in a Pass Through Trust; any payment received by the Pass Through Trustee following an Indenture Default in respect of the Equipment Notes, Company ETCs or the Procor ETC held in a Pass Through Trust, including payments received by the Pass Through Trustee on account of the purchase by the applicable Owner Trustee of such Equipment Notes;

payments received by the Pass Through Trustee on account of the sale by it of such Equipment Notes, Company ETCs or the Procor ETC; and any return of escrowed funds which have not been used to purchase Equipment Notes, Company ETCs or the Procor ETC plus any payment of amounts received by the Pass Through Trustee representing interest that would have been paid on such escrowed funds had Equipment Notes, Company ETCs or the Procor ETC been purchased with such escrowed funds.

     "Special Payment Account" means the one or more accounts established and maintained pursuant to the Agreement and for the benefit of the Certificateholders of such Pass Through Trust, for the deposit of payments representing Special Payments.

     "Specified Investments" means (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee, in their respective individual capacities if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating of A-1/P-1 or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) and
(v) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided, however, that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided, further, that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment occurs no later than June 30, 1996.

     "Stipulated Loss Value" means, as to a Unit, the amount payable under the Lease upon the occurrence of an Event of Loss with respect to such Unit.

     "Termination Value" means, as to a Unit, the amount required to be received by the Owner Trustee under the Lease following certain early terminations of the Lease with respect to such Unit.

     "Treasury Rate" means, with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities,
(A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date. As used herein, "Remaining Weighted Average Life" means, with respect to any date of prepayment or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Note. As used herein, "Average Life Date" means, with respect to an Equipment Note, the date which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note.

     "Trust Agreements" means the Company Trust Agreement and the Procor Trust Agreement.

     "Underwriters" means Salomon Brothers Inc and Morgan Stanley & Co. Incorporated.

     "Unit" means each rail car subject to the Lease.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Available Information.....................   2
Reports to Certificateholders by the
  Trustee.................................   2
Documents Incorporated by Reference.......   2
Summary...................................   3
Formation of the Pass Through Trusts......  12
Description of Payment Flows..............  13
Use of Proceeds...........................  15
The Company...............................  16
Capitalization............................  17
Selected Financial Information............  18
Description of the Pass Through
  Certificates............................  19
Description of the Equipment Notes........  34
Description of the ETCs...................  46
Material Federal Income Tax
  Consequences............................  50
Certain Canadian Tax Consequences.........  53
Certain Illinois Taxes....................  54
ERISA Considerations......................  54
Underwriting..............................  56
Legal Opinions............................  56
Experts...................................  57
Glossary of Certain Terms...........Appendix I

UNTIL           , 1996 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE PASS THROUGH CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$114,000,000

UNION TANK CAR
COMPANY
1996-A
PASS THROUGH
TRUSTS

PASS THROUGH CERTIFICATES,
SERIES 1996-A
SALOMON BROTHERS INC

MORGAN STANLEY & CO.
               INCORPORATED

PROSPECTUS

DATED MAY   , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the offering described in this Registration Statement:

        Securities and Exchange Commission registration fee..............  $ 42,069
        Blue Sky filing and counsel fees.................................     2,000
        Trustees' fees and expenses......................................     5,000
        Printing expenses................................................    35,000
        Auditors' fees and expenses......................................    25,000
        Attorneys' fees and expenses.....................................   100,000
        Rating agency fees...............................................    59,000
        Miscellaneous....................................................     6,931
                                                                           --------
                  Total..................................................  $275,000
                                                                           ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, Article Sixth of the Company's Restated Certificate of Incorporation and Article VIII of the Company's By-Laws authorize and empower the Company to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Company, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

     Section 124 of the Canada Business Corporations Act and Section 33 of By-law 15 of Procor authorize and empower Procor to indemnify its directors and officers against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Procor, if he acted honestly and in good faith with a view to the best interests of Procor and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if he had reasonable grounds for believing that his conduct was lawful.

     Reference is made to Section 8 of the form of Underwriting Agreement filed as Exhibit I hereto for provisions regarding indemnification of the Company and Procor and their respective officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS

        EXHIBIT
         NUMBER                             DESCRIPTION OF DOCUMENTS
        --------     ----------------------------------------------------------------------
         1           Form of Underwriting Agreement.+
         4(a)(1)     Form of Pass Through Trust Agreement 1996 A-1 between the Pass Through
                     Trustee and the Company relating to the Pass Through Certificates.+
         4(a)(2)     Form of Pass Through Trust Agreement 1996 A-2 among the Pass Through
                     Trustee, the Company and Procor relating to the Pass Through
                     Certificates.+
         4(a)(3)     Form of Pass Through Certificate, Series 1996-A1 (included in Exhibit
                     4(a)(1)).
         4(a)(4)     Form of Pass Through Certificate, Series 1996-A2 (included in Exhibit
                     4(a)(2)).+
         4(b)(1)     Form of Participation Agreement among the Company, the Owner
                     Participant, the Indenture Trustee, the Owner Trustee and the Pass
                     Through Trustee relating to the leveraged lease transaction.+
         4(b)(2)     Form of Equipment Lease Agreement between the Company and the Owner
                     Trustee.+
         4(b)(3)     Form of Trust Indenture and Security Agreement between the Indenture
                     Trustee and the Owner Trustee.+
         4(b)(4)     Form of Equipment Note (included in Exhibit 4(b)(3)).+
         4(b)(5)     Form of Trust Agreement between the Owner Participant and the Owner
                     Trustee.+
         4(c)(1)     Form of Equipment Trust Agreement (Series 26) between the Company and the Equipment Trust Trustee relating to the Company ETCs.+
         4(c)(2)     Form of the Company ETC (included in Exhibit 4(c)(1)).+
         4(c)(3)     Form of Equipment Trust Agreement (Series 26-Can) between Procor and the Equipment Trust Trustee relating to the Procor ETC.+
         4(c)(4)     Form of the Procor ETC (included in Exhibit 4(c)(3)).+
         5(a)        Opinion of Neal, Gerber & Eisenberg, counsel for the Company.+
         5(b)        Opinion of The Law Department of The First National Bank of Chicago,
                     counsel for the Pass Through Trustee.+
         8(a)        Tax Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
         8(b)        Tax Opinion of Osler, Hoskin & Harcourt, counsel for Procor.
        12           Computations of Ratios of Earnings to Fixed Charges.*
        23(a)        Consent of Ernst & Young LLP, Independent Auditors.
        23(b)        Consent of Neal, Gerber & Eisenberg (included in Exhibits 5(a) and
                     8(a)).
        23(c)        Consent of The Law Department of The First National Bank of Chicago
                     (included in Exhibit 5(b)).
        23(d)        Consent of Osler, Hoskin & Harcourt (included in Exhibit 8(b)).
        24           Powers of Attorney.+
        26           Statement of Eligibility of Pass Through Trustee on Form T-1.+

- ---------------

+ Previously filed.

* The computation for each of the five fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 is incorporated herein by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995. The computation for the three months ended March 31, 1996 was previously filed.

ITEM 17. UNDERTAKINGS

     A. Undertaking Regarding Documents Subsequently Filed Under the Exchange
Act.

     The Company and Procor hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a)or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and Procor pursuant to the provisions described under Item 15 above, or otherwise, the Company and Procor have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company or Procor of expenses incurred or paid by a director, officer or controlling person of the Company or Procor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company or Procor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     C. Undertakings Pursuant to Rule 430A

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company or Procor pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Union Tank Car Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 21st day of May, 1996.


                                          UNION TANK CAR COMPANY

                                                  /s/  R.C. GLUTH
                                          --------------------------------------
                                                     Robert C. Gluth,
                                                Executive Vice President,
                                                  Treasurer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of May, 1996.


                   SIGNATURE                                         TITLE
- -----------------------------------------------    ------------------------------------------
            * /s/  JAY A. PRITZKER                     Chairman of the Board and Director
- -----------------------------------------------
                Jay A. Pritzker

           * /s/  ROBERT A. PRITZKER                         President and Director
- -----------------------------------------------          (principal executive officer)
              Robert A. Pritzker

                /s/  R.C. GLUTH                            Executive Vice President,
- -----------------------------------------------              Treasurer and Director
                Robert C. Gluth                       (principal financial and accounting
                                                                    officer)

              * /s/  K.P. FISCHL                                    Director
- -----------------------------------------------
                  K.P. Fischl

*By:         /s/  R.C. GLUTH
- -----------------------------------------------
                Robert C. Gluth
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Procor Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 21st day of May, 1996.


                                          PROCOR LIMITED

                                                  /s/  R.C. GLUTH
                                          --------------------------------------
                                                     Robert C. Gluth,
                                                     Vice President,
                                                  Treasurer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of May, 1996.


                   SIGNATURE                                         TITLE
- -----------------------------------------------    ------------------------------------------
            * /s/  FRANK D. LESTER                                 President
- -----------------------------------------------          (principal executive officer)
                Frank D. Lester

                /s/  R.C. GLUTH                                 Vice President,
- -----------------------------------------------              Treasurer and Director
                Robert C. Gluth                       (principal financial and accounting
                                                                    officer)

           * /s/  DAVID H. PATTERSON                                Director
- -----------------------------------------------
              David H. Patterson

              * /s/  K.P. FISCHL                                    Director
- -----------------------------------------------
                  K.P. Fischl

            * /s/  PETER E. LAWFORD                                 Director
- -----------------------------------------------
               Peter E. Lawford

           * /s/  S. DONALD HAMILTON                                Director
- -----------------------------------------------
              S. Donald Hamilton

*By:           /s/  R.C. GLUTH
- -----------------------------------------------
                Robert C. Gluth
               Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                            DESCRIPTION OF DOCUMENTS                         PAGE NO.
- --------     ---------------------------------------------------------------------  --------
 1           Form of Underwriting Agreement.+.....................................
 4(a)(1)     Form of Pass Through Trust Agreement 1996 A-1 between the Pass
             Through Trustee and the Company relating to the Pass Through
             Certificates.+.......................................................
 4(a)(2)     Form of Pass Through Trust Agreement 1996 A-2 among the Pass Through
             Trustee, the Company and Procor relating to the Pass Through
             Certificates.+.......................................................
 4(a)(3)     Form of Pass Through Certificate, Series 1996-A1 (included in Exhibit
             4(a)(1)).............................................................
 4(a)(4)     Form of Pass Through Certificate, Series 1996-A2 (included in Exhibit
             4(a)(2)).+...........................................................
 4(b)(1)     Form of Participation Agreement among the Company, the Owner
             Participant, the Indenture Trustee, the Owner Trustee and the Pass
             Through Trustee relating to the leveraged lease transaction.+........
 4(b)(2)     Form of Equipment Lease Agreement between the Company and the Owner
             Trustee.+............................................................
 4(b)(3)     Form of Trust Indenture and Security Agreement between the Indenture
             Trustee and the Owner Trustee.+......................................
 4(b)(4)     Form of Equipment Note (included in Exhibit 4(b)(3)).+...............
 4(b)(5)     Form of Trust Agreement between the Owner Participant and the Owner,
             Trustee.+............................................................
 4(c)(1)     Form of Equipment Trust Agreement (Series 26) between the Company and the Equipment Trust Trustee relating to the Company ETCs.+...........
 4(c)(2)     Form of the Company ETC (included in Exhibit 4(c)(1)).+..............
 4(c)(3)     Form of Equipment Trust Agreement (Series 26-Can) between Procor and the Equipment Trust Trustee relating to the Procor ETC.+.............
 4(c)(4)     Form of the Procor ETC (included in Exhibit 4(c)(3)).+...............
 5(a)        Opinion of Neal, Gerber & Eisenberg, counsel for the Company.+.......
 5(b)        Opinion of The Law Department of the First National Bank of Chicago,
             counsel for the Pass Through Trustee.+...............................
 8(a)        Tax Opinion of Neal, Gerber & Eisenberg, counsel for the Company.....
 8(b)        Tax Opinion of Osler, Hoskin & Harcourt, counsel for Procor..........
12           Computations of Ratios of Earnings to Fixed Charges..................
23(a)        Consent of Ernst & Young LLP, Independent Auditors...................
23(b)        Consent of Neal, Gerber & Eisenberg (included in Exhibits 5(a) and
             8(a))................................................................
23(c)        Consent of The Law Department of The First National Bank of Chicago
             (included in Exhibit 5(b))...........................................
23(d)        Consent of Osler, Hoskin & Harcourt (included in Exhibit 8(b)).......
24           Powers of Attorney.+.................................................
26           Statement of Eligibility of Pass Through Trustee on Form T-1.+.......

- ---------------
+ Previously filed.

* The computation for each of the five fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 is incorporated herein by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995. The computation for the three months ended March 31, 1996 was previously filed.